AGREEMENT AND PLAN OF MERGER

                                  by and among

                                   ICOA, INC.,

                           ICOA PUBLIC SERVICES, INC.

                                       and

                             LINKSPOT NETWORKS, INC.

                             Dated as of July , 2005

                          AGREEMENT AND PLAN OF MERGER

                  This Agreement and Plan of Merger (this "Agreement") is
entered into as of July        , 2005 by and among (i) ICOA,  Inc.,  a Nevada
corporation ("ICOA"), (ii) ICOA Public Services, Inc., a Nevada corporation and a wholly-owned subsidiary of ICOA ("Merger Sub") and (iii) Linkspot Networks, Inc., a Maryland corporation ("Linkspot").

                                    RECITALS

                  A. ICOA owns all of the issued and outstanding shares of capital stock of Merger Sub. ICOA was incorporated on August 31, 1983 under NRS. ICOA is authorized to issue 800 million shares, 750 million of which are common shares, $0.0001 par value and 50 million of which are preferred shares, $0.0001 par value. Merger Sub was incorporated on May 18, 2005 under NRS. Merger Sub is authorized to issue 1,000 common shares, $0.01 par value. The registered agent of ICOA and of Merger Sub in the State of Nevada is Budget Corp., 2050 Russett Way, Carson City, NV 89703. The registered agent of Merger Sub in the State of Maryland is CT Corporation, 300 East Lombard St., Suite 1400, Baltimore, MD 21202.

                  B. LinkSpot is authorized to issue 1,000,000 shares of common stock, $0.01 par value, ("LinkSpot Common Stock") of which 127,286 shares are issued and outstanding. LinkSpot is authorized to issue 700,000 shares of preferred stock, $0.01 par value, designated as Series A Convertible Preferred Stock ("LinkSpot Preferred Stock") of which 532,758 shares are issued and outstanding.

                  C. ICOA, Merger Sub and LinkSpot deem it advisable and in the best interests of their respective shareholders for Merger Sub to merge with and into LinkSpot pursuant to the terms of this Agreement.

                  D. In the Merger, LinkSpot will be the surviving corporation, the shares of LinkSpot will be converted into the right to receive consideration in accordance with the terms hereof, and the shares of Merger Sub will be converted into shares of Surviving Corporation (as defined).

                  E. It is intended that the Merger will qualify as a reorganization under 368(a) of the Code.

                                    AGREEMENT

                  NOW, THEREFORE, in consideration of the mutual covenants and promises contained herein, and other good and valuable consideration, the receipt and sufficiency of which the parties hereby acknowledge, the parties hereto agree as follows:

ARTICLE 1
                                   DEFINITIONS

1.1 Defined Terms As used herein, the terms below shall have the following meanings:

                  "Affiliate" of a Person means any other Person which directly or indirectly controls, is controlled by, or is under common control with, such Person. The term "control" (including, with correlative meaning, the terms "controlled by" and "under common control with"), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

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                  "Agreement of Merger" means the Agreement of Merger by and between Merger Sub and LinkSpot to be filed with the Maryland and Nevada Secretaries of State.

                  "Ancillary Agreements" means the Employment Agreements, Registration Rights and Shareholder Agreement and other agreements, certificates and documents required hereunder to consummate the Closing.

                  "Assets" means all of LinkSpot's right, title and interest in and to its properties, assets and rights of any kind, whether tangible or intangible, real or personal.

                  "Balance Sheet" means the balance sheet of LinkSpot as of the Balance Sheet Date.

                  "Balance Sheet Date" means March 31, 2005.

                  "Bloomberg" means Bloomberg Financial Markets.

                  "Business" means the business of LinkSpot as conducted on the date hereof.

                  "Closing" means the consummation of the transactions contemplated by this Agreement on the Closing Date.

                  "Closing Bid Price" means the closing bid price of ICOA Common Stock as quoted on the Principal Market (as reported by Bloomberg through its "Volume at Price" function).

                  "Closing Date" means the date of this Agreement.

                  "Closing Place" means the offices of LinkSpot or such other place as agreed to by the parties.

                  "Code" means the Internal Revenue Code of 1986.

                  "Consents" means any and all licenses, permits, franchises, approvals, authorizations, consents or waivers from third parties (including governmental authorities and parties to the Contracts) that are (i) required for the consummation of the transactions contemplated by this Agreement or (ii) necessary or desirable in order that ICOA and LinkSpot can conduct the Business after the Closing Date in the same manner as before the Closing Date.

                  "Contracts" means all agreements, contracts, leases, purchase orders, undertakings, covenants not to compete, employment agreements, confidentiality agreements, licenses, instruments, obligations and commitments to which LinkSpot is a party or by which LinkSpot or any Assets are bound, whether written or oral, express or implied.

                  "Court Order" means any judgment, decision, consent decree, injunction, ruling or order of any federal, state or local court or governmental agency, department or authority that is binding on any Person or its property under applicable law.

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

                  "Default" means (a) a breach of or default under any Contract,
(b) the occurrence of an event that with the passage of time or the giving of notice or both would constitute a breach of or default under any Contract or (c) the occurrence of an event that with or without the passage of time or the giving of notice or both would give rise to a right of termination, renegotiation or acceleration under any Contract.

                  "Effective Time" means the time on the Closing Date when the Merger shall become effective, which time shall be at 5:00 p.m., Eastern time, on the Closing Date, or such other date and time as the parties may agree in writing.

                  "Employment Agreement" means the Employment Agreement to be entered into between LinkSpot and Alan Kobran, substantially in the form of Exhibit A hereto.

                  "Encumbrance" means any claim, lien, pledge, option, charge, easement, security interest, deed of trust, mortgage, right-of-way, encroachment, building or use restriction, conditional sales agreement, encumbrance or other right of third parties, whether voluntarily incurred or arising by operation of law, and includes any agreement to give any of the foregoing in the future, and any contingent sale or other title retention agreement or lease in the nature thereof.

                  "Escrow Agent" means ICOA, Inc.

                  "ERISA" means the Employee Retirement Income Security Act of 1974.

                  "Financial Statements" means the Balance Sheet and related unaudited statements of income, cash flow and shareholders' equity for LinkSpot for the period ended on the Balance Sheet Date, together with the notes thereto, all of which are attached as Schedule 1.1(a).

                  "Fixtures and Equipment" means all of the furniture, fixtures, furnishings, office equipment, development tools and equipment, lab equipment, database tapes, test tapes, test fixtures and equipment, computers and software (including any source or object codes therefor or documentation relating thereto and computer aided design equipment and software), and other tangible personal property owned by LinkSpot, wherever located and including any such Fixtures and Equipment in the possession of any of its respective suppliers or other vendors.

                  "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions of comparable stature and authority within the accounting profession), or in such other statements by such entity as may be in general use by significant segments of the U.S. accounting profession, which are applicable to the facts and circumstances on the date of determination.

                  "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976.

                  "ICOA Material Adverse Effect" or "ICOA Material Adverse Change" means any effect or change which has, or is reasonably likely to have, a material adverse effect on the condition (financial or other), business, results of operations, assets, liabilities, prospects or operations of ICOA.

                  "Immediate Shares" means 18,000,000 shares of Common Stock of ICOA, $.0001 par value per share ("ICOA Common Stock").

                  "Indemnifiable Amount" means those amounts for which the Shareholders, ICOA and the other indemnified Persons identified under Article VII hereof are entitled to indemnity.

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                  "Inventory" means all merchandise owned and intended for
resale and all raw materials, work in process, finished goods, wrapping, supply and packaging items and similar items, whether or not located on the premises, on consignment to a third party, or in transit or storage.

                  "Leases" means, with respect to any Person, all leases (including subleases, licenses, any occupancy agreement and any other agreement) of real or personal property, in each case to which such Person is a party, whether as lessor, lessee, guarantor or otherwise, or by which any of them or their respective properties or assets are bound, or which otherwise relate to the operation of their respective business.

                  "Liabilities" means any direct or indirect liability, indebtedness, obligation, commitment, expense, claim, deficiency, guaranty or endorsement of or by any Person of any type, whether accrued, absolute, contingent, matured, unmatured, liquidated, unliquidated or otherwise, known or unknown.

                  "LinkSpot Material Adverse Effect" or "LinkSpot Material Adverse Change" means any effect or change which has, or is reasonably likely to have, a material adverse effect on the condition (financial or other), Business, results of operations, assets, liabilities, prospects or operations of LinkSpot taken as a whole; provided, however, that LinkSpot incurring losses from operating the Business in the ordinary course and consistent with past practice at a rate per site substantially similar to the losses incurred for the year ended December 31, 2004 shall not constitute a LinkSpot Material Adverse Effect or LinkSpot Material Adverse Change.

                  "LinkSpot Options" means options to purchase LinkSpot Common Stock granted by LinkSpot prior to the date hereof or other rights to or with respect to options to acquire LinkSpot Common Stock granted, awarded or earned pursuant to any agreement, arrangement or commitment entered into by LinkSpot prior to the date hereof.

                  "MGCL" means Maryland General Corporation Law.

                  "Merger" means the merger of Merger Sub with and into LinkSpot in accordance with this Agreement and the Agreement of Merger.

                  "NDA" means that certain Non-Disclosure Agreement dated October 14, 2004 between LinkSpot and ICOA.

                  "Offset Escrow Agreement" means the Escrow Agreement, substantially in the form attached as Exhibit B hereto.

                  "Permits" means all licenses, permits, franchises, approvals, authorizations, consents or orders of, or filings with, any governmental authority, whether foreign, federal, state or local, necessary for the conduct or operation of the Business or ownership of the Assets.

                  "Person" means any person or entity, whether an individual, trustee, corporation, limited liability company, general partnership, limited partnership, trust, unincorporated organization, business association, firm, joint venture, governmental agency or authority.

                  "Principal Market" means the New York Stock Exchange, the American Stock Exchange, the Nasdaq National Market, the Nasdaq SmallCap Market, whichever is at the time the principal trading exchange or market for ICOA Common Stock, or the over-the-counter market on the electronic bulletin board for such security as reported by Bloomberg or, if no bid or sale information is reported for such security by Bloomberg, then the average of the bid prices of each of the market makers for such security as reported in the "pink sheets" by the National Quotation Bureau, Inc.

                  "Proprietary Rights" means all (a) U.S. and foreign patents, patent applications, patent disclosures and improvements thereto, including petty patents and utility models and applications therefor, (b) U.S. and foreign trademarks, service marks, trade dress, logos, trade names and corporate names and the goodwill associated therewith and registrations and applications for registration thereof, (c) U.S. and foreign copyrights and registrations and applications for registration thereof, (d) U.S. and foreign mask work rights and registrations and applications for registration thereof, (e) trade secrets and confidential business information (including ideas, formulas, compositions, inventions (whether patentable or unpatentable and whether or not reduced to practice), know-how, research and development information, software, drawings, specifications, designs, plans, proposals, technical data, copyrightable works, financial, marketing and business data, pricing and cost information, business and marketing plans and customer and supplier lists and information), (f) copies and tangible embodiments thereof (in whatever form or medium) and (g) licenses granting any rights with respect to any of the foregoing.

                  "Registration Rights and Shareholder Agreement" means the Registration Rights and Shareholder Agreement, substantially in the form attached as Exhibit C hereto.

                  "Regulations" means any laws, statutes, ordinances, regulations, rules, notice requirements, court decisions, binding agency guidelines, principles of law and orders of any foreign, federal, state or local government and any other governmental department or agency, including Environmental Laws, energy, motor vehicle safety, airport, aviation, public utility, zoning, building and health codes, occupational safety and health and laws respecting employment practices, employee documentation, terms and conditions of employment and wages and hours.

                  "Related Party" means any Shareholder, any of the officers and directors of LinkSpot, any Affiliate of LinkSpot or any immediate family member of an officer or director of LinkSpot.

                  "Representative" means any officer, director, principal, attorney, agent, employee or other representative of any Person.

                  "SEC" means the Securities and Exchange Commission.

                  "Securities Act" means the Securities Act of 1933.

                  "Shareholders" means the holders of shares of capital stock of LinkSpot on the Closing Date.

                  "Subsidiary" when used with respect to any party means any corporation or other organization, whether incorporated or unincorporated, (i) of which such party or any other Subsidiary of such party is a general partner (excluding partnerships, the general partnership interests of which held by such party or any Subsidiary of such party do not have a majority of the voting and economic interests in such partnership) or (ii) at least a majority of the securities or other interests of which having by their terms ordinary voting power to elect a majority of the Board of Directors or others performing similar functions with respect to such corporation or other organization is directly or indirectly owned or controlled by such party or by any one or more of its Subsidiaries, or by such party and one or more of its Subsidiaries.

                  "Tax Return" means any report, return, document, declaration or other information or filing required to be supplied to any taxing authority or jurisdiction (foreign or domestic) with respect to Taxes, including information returns, any documents with respect to or accompanying requests for the extension of time in which to file any such report, return, document, declaration or other information.

                  "Taxes" mean any and all taxes, charges, fees, levies or other assessments, including income, gross receipts, excise, real or personal property, sales, withholding, social security, retirement, unemployment, occupation, use, service, license, net worth, payroll, franchise and transfer and recording, escheat/remittance or unclaimed property, or other tax of any kind whatsoever imposed by the Internal Revenue Service or any taxing authority (whether domestic or foreign, including any federal, state, county, local or foreign government or any subdivision or taxing agency thereof (including a U.S. possession)), whether computed on a separate, consolidated, unitary, combined or any other basis; and such term shall include any interest whether paid or received, fines, penalties or additional amounts attributable to, or imposed upon, or with respect to, any such taxes, charges, fees, levies or other assessments.

                  "To the knowledge" or "knowledge" of a party (or similar phrases) means to the extent of matters (i) which are actually known by such party or (ii) which, based on facts of which such party is aware, would be known to a reasonable Person in similar circumstances; provided, that "to the knowledge of LinkSpot" means to the extent of matters (i) which are actually known by Alan Kobran or Mark Kaplan (ii) which, based on facts of which Alan Kobran or Mark Kaplan is aware, would be known to a reasonable Person in similar circumstances.

1.2 Other Defined Terms. The following terms shall have the meanings defined for such terms in the Sections set forth below:

                  Term                                                Section

                  Action                                             3.17
                  Agreement                                          Preamble
                  Benefit Arrangement                                3.19(a)
                  Claim                                              7.2(c)
                  Damage Threshold                                   7.2(f)
                  Damages                                            7.2
                  Dissenting Shares                                  2.9
                  Employee Plans                                     3.19(a)
                  Environmental Condition                            3.30(a)
                  Environmental Laws                                 3.30(a)
                  ERISA Affiliate                                    3.19(a)
                  Exchange Agent                                     2.6(a)
                  Expiration Date                                    7.1
                  Hazardous Substance                                3.30(a)
                  ICOA                                               Preamble
                  ICOA Disclosure Schedule                           Article IV
                  Leased Real Property                               3.9(a)
                  Letter of Transmittal                              2.6(a)
                  LinkSpot Common Stock                              Preamble
                  LinkSpot Disclosure Schedule                       Article III
                  LinkSpot Preferred Stock                           Preamble
                  LinkSpot Warrants                                  3.2(b)

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

                  Merger Sub                                         Preamble
                  Multiemployer Plan                                 3.19(a)
                  NRS                                                2.1
                  PBGC                                               3.19(a)
                  Pension Plan                                       3.19(a)
                  Personal Property                                  3.9(b)
                  Preferred Shareholders                             3.2(i)
                  Release                                            3.30(a)
                  Shareholder Representative                         3.2(i)
                  Stock Spreadsheet                                  3.2(h)
                  Surviving Corporation                              2.2(a)
                  TNS                                                6.2
                  TNS Agreement                                      6.2
                  Welfare Plan                                       3.19(a)

     1.3 Interpretation Provisions.

     (a) The words "hereof," "herein" and "hereunder" and words of similar import when used in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement, and article, section, schedule and exhibit references are to this Agreement unless otherwise specified. The meaning of defined terms shall be equally applicable to the singular and plural forms of the defined terms. The term "or" is disjunctive but not necessarily exclusive. The terms "include" and "including" are not limiting and mean "including without limitation."

     (b) References to agreements and other documents shall be deemed to include all subsequent amendments and other modifications thereto.

     (c) References to statutes shall include all regulations promulgated thereunder and references to statutes or regulations shall be construed as including all statutory and regulatory provisions consolidating, amending or replacing the statute or regulation.

     (d) The captions and headings of this Agreement are for convenience of reference only and shall not affect the construction of this Agreement.

     (e) The language used in this Agreement shall be deemed to be the language chosen by the parties to express their mutual intent, and no rule of strict construction shall be applied against either party.

     (f) The schedules and exhibits to this Agreement are a material part hereof and shall be treated as if fully incorporated into the body of the Agreement.

                                   ARTICLE II.
                        THE MERGER; CONVERSION OF SHARES

     2.1 Filings. Subject to the provisions hereof, on the Closing Date, ICOA, Merger Sub and LinkSpot shall cause the Agreement of Merger to be filed with the Maryland Secretary of State in accordance with the Maryland General Corporation Law (the "MGCL") and the Nevada Secretary of State in accordance with Articles 78 and 92A of the Nevada Revised Statutes ("NRS"). If either Secretary of State requires any changes in the Agreement of Merger as a condition to filing or to issuing its certificate to the effect that the Merger is effective, ICOA, Merger Sub and LinkSpot will execute any necessary revisions incorporating such changes, provided such changes are not inconsistent with and do not result in any material change in any of the terms of this Agreement.

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

     2.2 Merger.

     (a) At the Effective Time, subject to the terms and conditions set forth in this Agreement and in accordance with the MGCL and NRS,

     (b) the Merger shall become effective, Merger Sub shall merge with and into LinkSpot, the separate existence of Merger Sub shall cease, and LinkSpot shall continue as the surviving corporation ("Surviving Corporation");

     (c) the Articles of Incorporation of Merger Sub as in effect immediately prior to the Effective Time shall be the Articles of Incorporation of Surviving Corporation until duly amended in accordance with applicable law;

     (d) the Bylaws of Merger Sub as in effect immediately prior to the Effective Time shall be the Bylaws of Surviving Corporation, until altered, amended, or repealed; and

     (e) each share of LinkSpot Common Stock and LinkSpot Preferred Stock outstanding immediately prior to the Effective Time shall be canceled and converted as provided herein.

     2.3 Directors and Officers. At the Effective Time, the directors and officers of Surviving Corporation shall be as set forth on Schedule 2.3 hereto, each such director and officer to hold office from the Effective Time until their respective successors are duly elected or appointed and qualified in the manner provided in the Articles of Incorporation and Bylaws of Surviving Corporation and applicable law.

     2.4 Conversion of Securities.

     (a) Conversion of Merger Sub Shares. At the Effective Time, each issued and outstanding share of capital stock of Merger Sub shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into and become one fully paid and non-assessable share of the common stock of Surviving Corporation.

     (b) Cancellation of Treasury Stock. Each share of LinkSpot Common Stock and LinkSpot Preferred Stock that is owned by LinkSpot shall automatically be canceled and retired and shall cease to exist, and no shares of ICOA Common Stock (as defined herein) or other consideration shall be delivered in exchange therefor.

     (c) Conversion of LinkSpot Common Stock and LinkSpot Preferred Stock. At the Effective Time, (i) each share of LinkSpot Preferred Stock issued and outstanding immediately prior to the Effective Time (other than shares to be canceled in accordance with Section 2.4(b) and Dissenting Shares (as defined herein)) shall, by virtue of the Merger and without any action on the part of the holder thereof, be canceled and extinguished and converted into the right to receive a portion of the Immediate Shares determined in accordance with Section 2.5, and (ii) each share of LinkSpot Common Stock issued and outstanding immediately prior to the Effective Time (other than shares to be canceled in

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accordance  with Section 2.4(b) and Dissenting  Shares) shall,  by virtue of the
Merger and without any action on the part of the holder thereof, be canceled and extinguished and no shares of ICOA Common Stock or any other consideration shall be payable with respect thereto. As of the Effective Time, all such shares of LinkSpot Common Stock and of LinkSpot Preferred Stock shall no longer be outstanding and shall automatically be canceled and shall cease to exist, and each holder of a certificate representing any such shares of LinkSpot Common Stock and LinkSpot Preferred Stock shall cease to have any rights with respect thereto, except the right of the holders of shares of LinkSpot Preferred Stock to receive certificates representing Immediate Shares of ICOA Common Stock (valued at the Closing Bid Price on the Closing Date) to be issued in accordance with the procedures in Section 2.6, without interest.

     2.5 Immediate Consideration. At the Effective Time and subject to the procedures in Section 2.6, ICOA will deliver to each holder of a certificate which immediately prior to the Effective Time represented outstanding shares of LinkSpot Preferred Stock, other than shares to be cancelled in accordance with
Section 2.4(b), their pro rata portion of the Immediate Shares (determined by dividing the number of shares of LinkSpot Preferred Stock represented by such certificate by the total number of shares of LinkSpot Preferred Stock outstanding immediately prior to the Effective Time (other than shares to be canceled in accordance with Section 2.4(b)), rounded to the nearest whole share.

     2.6 Exchange of Certificates.

     (a) Exchange Agent and Procedures. Signature Stock Transfer, Inc., as exchange agent (the "Exchange Agent"), shall mail as promptly as practicable after the Effective Time to each holder of a certificate or certificates which immediately prior to the Effective Time represented outstanding shares of LinkSpot Preferred Stock, other than shares to be cancelled in accordance with
Section 2.4(b),  (i) a letter of transmittal (the "Letter of  Transmittal")  and
(ii) instructions for effecting the surrender of the certificates in exchange for certificates representing ICOA Common Stock. Upon surrender of a certificate for cancellation to the Exchange Agent or to such other agent or agents as may be appointed by ICOA, together with such Letter of Transmittal, duly executed, and such other documents as may reasonably be required by the Exchange Agent or ICOA (including a Registration Rights and Shareholder Agreement), the holder of such certificate shall be entitled to receive in exchange therefor, no later than five (5) business days following the surrender of such certificate, a certificate representing that number of whole shares of ICOA Common Stock which such holder has the right to receive pursuant to the provisions of Section 2.4(c), and the certificate so surrendered shall forthwith be cancelled; provided, however, that forty percent (40%) of such whole shares (rounded to the nearest whole share) shall be delivered to the Escrow Agent to be held and distributed in accordance with the terms of the Offset Escrow Agreement, and the balance of such whole shares shall be delivered to the holder of such certificate. No cash will be issued in lieu of fractional shares. In the event that any certificates representing shares of LinkSpot Preferred Stock shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the shareholder claiming such certificate to be lost, stolen or destroyed, ICOA shall issue in exchange for such lost, stolen or destroyed certificate the shares of ICOA Common Stock that such shareholder is entitled to receive pursuant to Section 2.4(c) hereof; provided, however, that ICOA may in its discretion and as a condition precedent to the issuance thereof, require such shareholder to provide ICOA with an indemnity agreement against any claim that may be made against ICOA with respect to the certificate alleged to have been lost, stolen or destroyed. The shares of ICOA Common Stock that each shareholder of LinkSpot shall be entitled to receive pursuant to the Merger shall be deemed to have been issued at the Effective Time. If the shares of ICOA Common Stock (or any portion thereof) are to be delivered to any person other than the person in whose name the certificate or certificates representing shares of LinkSpot Preferred Stock surrendered in exchange therefor is registered, it shall be a condition to such exchange that the person requesting such exchange shall pay to ICOA any transfer or other taxes required by reason of the payment of the shares of ICOA Common Stock to a person other than the registered holder of the certificate or certificates so surrendered, or shall establish to the satisfaction of ICOA that such tax has been paid or is not applicable. Notwithstanding the foregoing, neither ICOA nor any other party hereto shall be liable to a holder of shares of LinkSpot Preferred Stock for any shares of ICOA Common Stock delivered to a public official pursuant to applicable abandoned property, escheat and similar laws.

     (b) Reserved.

     (c) No Fractional Shares. No certificates or scrip representing fractional shares of ICOA Common Stock shall be issued by virtue of the Merger, and no dividend, stock split or other distribution with respect to ICOA Common Stock shall relate to any such fractional interest, and any such fractional interests shall not entitle the owner thereof to vote or to any rights of a security holder.

     2.7 Certificate Not Surrendered by Holders. Each certificate which immediately prior to the Effective Time evidenced shares of LinkSpot Common Stock or LinkSpot Preferred Stock shall, from and after the Effective Time until such certificate is surrendered to Surviving Corporation or the Exchange Agent, be deemed, for all corporate purposes, to evidence the right to receive the consideration per share provided for by Section 2.4(c), if any. No interest shall be payable upon any consideration to be delivered pursuant to this Agreement.

     2.8 No Transfers After the Effective Time. All shares of ICOA Common Stock issued upon the surrender of certificates representing shares of LinkSpot Preferred Stock in accordance with the terms of this Article II shall be deemed to have been issued in full satisfaction of all rights pertaining to shares of LinkSpot Preferred Stock theretofore represented by such certificates, and after the Effective Time, there shall be no transfers of any shares of LinkSpot Common Stock or LinkSpot Preferred Stock on the stock transfer books of Surviving Corporation. If, after the Effective Time, certificates formerly representing shares of LinkSpot Common Stock or LinkSpot Preferred Stock are presented to Surviving Corporation, they shall be canceled and exchanged for the consideration per share provided for by Section 2.4(c), if any, subject to applicable law in the case of Dissenting Shares.

     2.9 Dissenting Shareholders. Notwithstanding anything in this Agreement to the contrary, shares of LinkSpot Common Stock or LinkSpot Preferred Stock issued and outstanding immediately prior to the Effective Time and held by a shareholder who has not voted in favor of the Merger or consented thereto in writing and who has properly demanded dissenter's rights in accordance with MGCL ("Dissenting Shares"), shall not be converted into the right to receive the consideration as provided in Section 2.4(c), unless and until such holder fails to perfect or withdraws or otherwise loses his right to appraisal and payment under the MGCL, but shall from and after the Effective Time represent only the right to receive such consideration as may be determined to be due in accordance with MGCL. If, after the appraisal, any such holder fails to perfect or withdraws or loses his right to appraisal, then such Dissenting Shares shall thereupon be treated as if they had been converted as of the Effective Time into the right to receive the consideration, if any, to which such holder is entitled. LinkSpot shall give ICOA prompt notice of any demands received by LinkSpot for appraisal of shares and, prior to the Effective Time, ICOA shall have the right to participate in all negotiations and proceedings with respect to such demands. Prior to the Effective Time, LinkSpot shall not, except with the prior written consent of ICOA, make any payments with respect to or settle or offer to settle, any such demands. Each holder of Dissenting Shares who becomes entitled to payment for such Dissenting Shares in accordance with MGCL shall receive payment therefor in accordance with MGCL.

     2.10 Taking of Necessary Action; Further Action. Each of ICOA, Merger Sub and LinkSpot shall take all such reasonable lawful action as may be necessary or appropriate in order to effect the Merger in accordance with this Agreement. LinkSpot agrees that if, at any time after the Effective Time, Surviving Corporation shall consider or be advised that any further deeds, assignments, or assurances are necessary or desirable to vest, perfect, or confirm in Surviving Corporation title to any property or rights of LinkSpot, Surviving Corporation and its proper officers and directors may execute and deliver all such proper deeds, assignments, and assurances and do all other things necessary or desirable to vest, perfect or confirm title to such property or rights in Surviving Corporation and otherwise to carry out the purpose of this Agreement, in the name of LinkSpot or otherwise.

     2.11 LinkSpot Securities.

     (a) Prior to the Effective Time, any holder of a LinkSpot Warrant may exercise such warrant for shares of LinkSpot Common Stock pursuant to the terms thereof, and any holder of a LinkSpot Option may exercise such warrant for shares of LinkSpot Common Stock pursuant to the terms thereof.

     (b) As of the Effective Time, all outstanding LinkSpot Warrants and LinkSpot Options that have not been exercised prior to the Effective Time shall be deemed to have been terminated insomuch as the shares of LinkSpot Common Stock underlying such LinkSpot Warrants and LinkSpot Options are not entitled to any consideration pursuant to this Agreement. Accordingly, as of the Closing, no LinkSpot Warrants or LinkSpot Options shall be outstanding.

                                  ARTICLE III.
                   REPRESENTATIONS AND WARRANTIES OF LINKSPOT

                  Except as otherwise set forth in a disclosure schedule (the "LinkSpot Disclosure Schedule") referring specifically to the representations and warranties in this Agreement which identifies by section number the section to which such disclosure relates (provided, however, that information disclosed by reference to a particular section shall be deemed to be disclosed with respect to all relevant sections) and which is delivered by LinkSpot to ICOA prior to or simultaneous with the execution of this Agreement, LinkSpot makes the following representations and warranties to ICOA and Merger Sub, which representations and warranties are, as of the date hereof, and will be, as of the Closing Date, true and correct and all of which representations and warranties have been and will be relied upon by ICOA and Merger Sub in entering into this Agreement and consummating the transactions contemplated hereby.

     3.1 Organization of LinkSpot. LinkSpot is a corporation duly organized, validly existing and duly authorized to transact business in the corporate form under the laws of the State of Maryland. LinkSpot has full corporate power and authority to conduct the Business as it is presently being conducted and to own or lease, as applicable, its properties and the Assets. LinkSpot is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where the character of its properties owned or leased or the nature of its activities make such qualification necessary, except where the failure to be so qualified would not, individually or in the aggregate, have a LinkSpot Material Adverse Effect. Each jurisdiction in which LinkSpot is qualified to do business as a foreign corporation is set forth on Section 3.1 of the LinkSpot Disclosure Schedule.

     3.2  Capitalization of LinkSpot.

     (a) As of the date of this Agreement, there are 1,000,000 shares of LinkSpot Common Stock authorized under its Articles of Incorporation, 127,286 of which are issued and outstanding.

     (b) As of the date of this Agreement, there are 700,000 shares of LinkSpot Preferred Stock authorized under its Articles of Incorporation, 532,758 of which are issued and outstanding. LinkSpot has no other stock authorized, issued or outstanding.

     (c) As of the date of this Agreement, LinkSpot has no outstanding warrants to acquire shares of LinkSpot Common Stock.

     (d) As of the date of this Agreement, LinkSpot Options representing the right to purchase an aggregate of zero shares of LinkSpot Common Stock are outstanding. Section 3.2(d) of the LinkSpot Disclosure Schedule sets forth a complete and accurate list of all LinkSpot Options which would be outstanding but for the consummation of the Merger, and the holder, vesting schedules and exercise prices for such options.

     (e) Except for the LinkSpot securities listed above and for this Agreement, there are no outstanding options, warrants, convertible securities or rights of any kind to purchase or otherwise acquire any shares of capital stock or other securities of LinkSpot nor are there any other obligations on the part of LinkSpot to issue any shares of capital stock or other securities.

     (f) All outstanding shares of LinkSpot Common Stock and LinkSpot Preferred Stock are, and any shares of LinkSpot Common Stock and LinkSpot Preferred Stock issued upon exercise or conversion, as the case may be, of any LinkSpot Warrants or LinkSpot Options will be, validly issued, fully paid and non-assessable and, except as set forth in Section 3.2(f) of the LinkSpot Disclosure Schedule, not subject to any preemptive rights created by statute, LinkSpot's Articles of Incorporation or Bylaws or any Contract. The LinkSpot securities have been or will be issued in compliance with all federal and state corporate and securities laws.

     (g) There is outstanding no vote, plan or pending proposal for any redemption of stock of LinkSpot or merger or consolidation of LinkSpot with or into any other entity, other than as described herein.

     (h) Attached as Schedule 3.2(h) of the LinkSpot Disclosure Schedule is a spreadsheet (the "Stock Spreadsheet") which sets forth (i) the name of each Person who owns shares of LinkSpot Common Stock, (ii) the number of shares of LinkSpot Common Stock held by each such Person, (iii) the name of each Person who owns shares of LinkSpot Preferred Stock, (iv) the number of shares of LinkSpot Preferred Stock held by each such Person. The Stock Spreadsheet will be true and correct in all respects at and as of the Closing.

     (i) Each Shareholder owning shares of the LinkSpot Preferred Stock as of immediately prior to the Closing (collectively, the "Preferred Shareholders") shall have irrevocably authorized and appointed Alan S. Kobran (the "Shareholder Representative"), with full power of substitution and resubstitution, as his, her or its representative and true and lawful attorney-in-fact and agent to act in his, her or its name, place and stead as contemplated by this Agreement, including, but not limited to, by the provisions of Article VII hereof.

     3.3 Hart-Scott-Rodino. LinkSpot is its own ultimate parent entity as defined under the HSR Act. LinkSpot is not a $10 million person as defined thereunder.

     3.4 Authorization. LinkSpot has all necessary power and authority and has taken all corporate action necessary to enter into this Agreement, the Agreement of Merger and the Ancillary Agreements to which it is a party and has taken all corporate action necessary to consummate the transactions contemplated hereby and thereby and to perform its obligations hereunder and thereunder. The execution and delivery of this Agreement, the Agreement of Merger and the
Ancillary Agreements by LinkSpot and the performance by LinkSpot of its obligations hereunder and thereunder and the consummation of the transactions contemplated hereby and thereby have been duly authorized by the Board of Directors and Shareholders of LinkSpot. This Agreement will have been duly executed and delivered by LinkSpot and will be a legal, valid and binding obligation of LinkSpot, enforceable against LinkSpot in accordance with its terms, except that enforceability may be limited by the effect of bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights of creditors. Upon the execution and the filing thereof, the Agreement of Merger will be, as of the Effective Time, duly and validly executed by LinkSpot, and will be a legal, valid and binding obligation of LinkSpot, enforceable against LinkSpot in accordance with its terms, except that enforceability may be limited by the effect of bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights of creditors.

     3.5 Officers and Directors. Section 3.5 of the LinkSpot Disclosure Schedule contains a list of all the officers and directors of LinkSpot as of immediately prior to the Closing Date.

     3.6 Bank Accounts. Section 3.6 of the LinkSpot Disclosure Schedule contains a list of all bank accounts, safe deposit boxes, and related powers of attorney of LinkSpot, and persons authorized to draw thereon or have access thereto. LinkSpot does not have outstanding powers of attorney except as contemplated above.

     3.7 Subsidiaries, Etc. LinkSpot does not own or hold any equity interest of any kind in any Person.

     3.8  Absence of Certain Changes or Events. To the knowledge of LinkSpot and
except    as    set    forth    on    Schedule     3.8    to    the     LinkSpot
Disclosure  Schedule,  since the  Balance Sheet Date there has not been any:

     (a) LinkSpot Material Adverse Change;

     (b) failure to operate the Business in the ordinary course or failure to use commercially reasonable efforts to preserve the Business intact and to preserve for ICOA the continued services of employees and independent contractors and the goodwill of suppliers, customers, corporate accounts, strategic partners/sponsors and others having business relations with LinkSpot and its Representatives;

     (c) resignation or termination of any officer or employee, or any increase in the rate of compensation payable or to become payable to any officer, employee or Representative of LinkSpot, including the making of any loan to, or the payment, grant or accrual of any bonus, incentive compensation, service award or other similar benefit to, any such Person, or the addition to, modification of, or contribution to any Employee Plan (as defined herein) other than the extension of coverage under such plan to others who became eligible after the Balance Sheet Date;

     (d) any payment, loan or advance of any amount to or in respect of, or the sale, transfer or lease of any properties or Assets to, or entering into of any Contract with, any Related Party, except compensation to employees at the rates disclosed pursuant to Section 3.18(d);

     (e) sale, assignment, license, transfer of any Assets, tangible or intangible, singly or in the aggregate, other than sales of products and services and licenses in the ordinary course of business and consistent with past practice;

     (f) accelerations, extensions, modifications, terminations or renewals of any Contracts (other than in the ordinary course of business);

     (g) actual or threatened termination of any material corporate or promotional/sponsorship account or group of accounts or actual or threatened material reduction in purchases or royalties payable by any such corporate or promotional/sponsorship account or the occurrence of any event that is likely to result in any such termination or reduction;

     (h) disposition or lapsing of any Proprietary Rights of LinkSpot, in whole or in part or, to the knowledge of LinkSpot, any disclosure of any trade secret, process or know-how to any Person not an employee;

     (i) change in accounting methods or practices by LinkSpot;

     (j) revaluation by LinkSpot of any of the Assets, including, without limitation, writing off notes or accounts receivable other than for which reserves have been established;

     (k) damage, destruction or loss (whether or not covered by insurance) that has or would be reasonably likely to have a LinkSpot Material Adverse Effect;

     (l) declaration, setting aside or payment of dividends or distributions in respect of any stock of LinkSpot or any redemption, purchase or other acquisition of any equity securities of LinkSpot;

     (m) issuance of, reservation for issuance by LinkSpot of, or commitment by LinkSpot or its directors or officers to issue or reserve for issuance, any shares of stock or other equity securities or obligations or securities convertible into or exchangeable for shares of stock or other equity securities (other than shares of LinkSpot Common Stock issued upon exercise or conversion, as the case may be, of the LinkSpot Securities described in Section 3.2);

     (n) increase, decrease or reclassification of the stock of LinkSpot;

     (o) amendment of the Articles of Incorporation or Bylaws of LinkSpot;

     (p) capital expenditure or execution of any lease or any incurring of liability therefor by LinkSpot, involving payments in excess of $25,000 in the aggregate;

     (q) delay or failure to pay any material obligation of LinkSpot;

     (r) cancellation of any indebtedness or waiver, compromise or release of any rights of LinkSpot involving more than $5,000;

     (s) indebtedness incurred by LinkSpot for borrowed money or any commitment to borrow money entered into by LinkSpot, or any loans made or agreed to be made by LinkSpot;

     (t) liability incurred by LinkSpot except in the ordinary course of business and consistent with past practice, or any increase or change in any assumptions underlying or methods of calculating any bad debt, contingency or other reserves;

     (u) payment, discharge or satisfaction of any Liabilities of LinkSpot other than the payment, discharge or satisfaction (i) in the ordinary course of business and consistent with past practice of Liabilities reflected or reserved against in the Financial Statements or incurred in the ordinary course of business and consistent with past practice since the Balance Sheet Date and (ii) of other Liabilities of LinkSpot involving $10,000 or less in the aggregate;

     (v) acquisition by LinkSpot of any equity interest in any other Person;

     (w) mortgage, pledge or encumbrance of any of the Assets of LinkSpot;

     (x) execution of any Contracts (or series of related Contracts) or any incurring of any liability therefor, except in the ordinary course of business and consistent with past practice; or

     (y) agreement by LinkSpot to do any of the foregoing.

     3.9  Title to Assets.

     (a)  LinkSpot  does  not own any  improved  or  unimproved  real  property.
LinkSpot has validly existing and enforceable leasehold, subleasehold or occupancy interests in all improved or unimproved real property leased by LinkSpot (the "Leased Real Property"), free and clear of all Encumbrances.
Section 3.9(a) of the LinkSpot Disclosure Schedule sets forth, as of the date hereof, a complete list of the Leased Real Property.

     (b) LinkSpot has good and marketable title or a valid right to use all of the all of the personal assets and personal properties that are necessary for the conduct of the Business (the "Personal Property"), free and clear of all Encumbrances. LinkSpot has delivered or made available to ICOA true and complete copies of all leases, subleases, rental agreements, contracts of sale, tenancies or licenses to which the Personal Property is subject. Section 3.9(b) of the LinkSpot Disclosure Schedule sets forth, as of the date hereof, a complete list of all leased Personal Property.

     (c) To the knowledge of LinkSpot, there are no pending or threatened condemnation or similar proceedings against LinkSpot or otherwise relating to any of the Leased Real Property or Personal Property, and LinkSpot has not received any written notice of the same.

     (d) LinkSpot has in all material respects performed all obligations on its part required to have been performed with respect to (A) all assets (other than the Leases) leased by it or to it (whether as lessor or lessee), and (B) all Leases. To the knowledge of LinkSpot, there exists no material default or event which, with the giving of notice or lapse of time or both, would become a material default on the part of LinkSpot or of any other party, under any Lease.

     (e) To the knowledge of LinkSpot, (i) each of the Leases is valid, binding and enforceable in accordance with its terms and is in full force and effect, and (ii) assuming all consents required by the terms thereof or applicable law have been obtained, the Leases will continue to be valid, binding and enforceable in accordance with their respective terms and in full force and effect immediately following the consummation of the transactions contemplated hereby. LinkSpot has not received notice that any Lease that terminates within two years of the date hereof and which does not provide for a renewal term will not be renewed. There are no subleases, licenses, options, rights, concessions or other agreements or arrangements, written or oral, granting any Person (other than LinkSpot) the right to occupy the Leased Real Property or any portion thereof or interest therein.

     3.10 Sufficiency of Assets. The Assets constitute all of the assets, rights and properties, tangible or intangible, real or personal, which are required for the operation of the Business as it is presently conducted.

     3.11 Fixtures and Equipment. Section 3.11 of the LinkSpot Disclosure Schedule contains accurate lists and summary descriptions of all Fixtures and Equipment as of March 31, 2005 where the book value of an individual item exceeds $10,000 or where an aggregate of similar items exceeds $25,000. All tangible assets and properties which are part of the Assets are in good operating condition and repair, normal wear and tear excepted, and are usable in the ordinary course of LinkSpot's business, other than those assets and properties that have been written-off or devalued for partial or total obsolescence.

     3.12 Contracts.

     (a) Disclosure. Section 3.12 of the LinkSpot Disclosure Schedule sets forth a complete and accurate list of all Contracts of LinkSpot of the following categories:

               (i) Contracts not made in the ordinary course of business;

               (ii) Strategic partnership/sponsor and promotional agreements;

               (iii) License agreements or royalty agreements, whether LinkSpot is the licensor or licensee thereunder, other than licenses in the nature of a lease of real property and licenses for off-the-shelf software;

               (iv)  Confidentiality  and  non-disclosure   agreements  (whether
LinkSpot is the beneficiary or the obligated party thereunder) other than those made in the ordinary course of business;

               (v) Contracts under which a third-party is to make a payment to LinkSpot after the date hereof of $10,000 or more;

               (vi) Contracts involving future expenditures or Liabilities, actual or potential, in excess of $10,000 after the date hereof or otherwise material to the Business or the Assets;

               (vii)   Contracts   or   commitments   relating   to   commission
arrangements with others;

               (viii) Employment contracts, consulting contracts and severance agreements, including Contracts (A) to employ or terminate executive officers or other personnel and other contracts with present or former officers or directors of LinkSpot or (B) that will result in the payment by, or the creation of any Liability to pay on behalf of ICOA or LinkSpot any severance, termination, "golden parachute," or other similar payments to any present
or  former  personnel   following  termination of employment or otherwise as a
result of the consummation of the transactions contemplated by this Agreement;

               (ix) Agreements which primarily relate to the obligation of LinkSpot to indemnify or hold harmless a third-party for losses or damages;

               (x) Promissory notes, loans, agreements, indentures, evidences of indebtedness, letters of credit, guarantees, or other instruments relating to an obligation for borrowed money, whether LinkSpot shall be the borrower, lender or guarantor thereunder;

               (xi) Contracts containing covenants limiting the freedom of LinkSpot or any officer, director, employee or Affiliate of LinkSpot, to engage in any line of business or compete with any Person that relates directly or indirectly to the Business;

               (xii) Any Contract with the federal, state or local government or any agency or department thereof including, but not limited to, agencies and departments regulating airports;

               (xiii) Any Contract with a Related Party;

               (xiv) Leases and licenses of real or personal property; and

               (xv) Any other material Contract.

True, correct and complete copies of all of the Contracts listed or described on
Section 3.12 of the LinkSpot Disclosure Schedule, including all amendments and supplements thereto, have been made available to ICOA.

     (b) Absence of Defaults. To the knowledge of LinkSpot, all of the Contracts are valid, binding and enforceable in accordance with their terms and, except as listed on Section 3.12(b) of the LinkSpot Disclosure Schedule, with no existing or threatened Default or dispute. To the knowledge of LinkSpot, LinkSpot is not in Default of any material provision of any Contract. To the knowledge of LinkSpot, all parties to such Contracts have complied in all material respects with the provisions thereof, no party is in Default of any material provision thereunder and no notice of any claim of Default has been given to LinkSpot. LinkSpot does not have any reason to believe that the products and services called for by any unfinished Contract cannot be supplied in accordance with the terms of such Contract, including time specifications. Except as set forth on
Section 3.13 of the LinkSpot Disclosure Schedule (List of Consents), no consent of any third party is required for the assignment of any Contract to ICOA.

     (c) Product Warranty. To the knowledge of LinkSpot, LinkSpot has not committed any act, there has been no omission, which may result in, and there has been no occurrence which may give rise to, product liability or Liability for breach of warranty (whether covered by insurance or not) on the part of LinkSpot with respect to products designed, assembled, sold, repaired, maintained, delivered or installed or services rendered by LinkSpot prior to or on the Closing Date.

     3.13 No Conflict or  Violation;  Consents.  Except as  disclosed in Section
3.13 of the LinkSpot Disclosure Schedule, none of the execution, delivery or performance of this Agreement, any Ancillary Agreement to which it is a party or the Agreement of Merger, the consummation of the transactions contemplated hereby or thereby, nor compliance by LinkSpot with any of the provisions hereof or thereof, will (a) violate or conflict with any provision of its respective governing documents, (b) violate, conflict with, or result in a breach of or constitute a Default (with or without notice or passage of time) under, or result in the termination of, or accelerate the performance required by, or result in a right to terminate, accelerate, modify or cancel under, or require a notice under, or result in the creation of any Encumbrance upon any of its respective assets under, any material contract, lease, sublease, license, sublicense, franchise, permit, indenture, agreement or mortgage for borrowed money, instrument of indebtedness, security interest or other arrangement to which LinkSpot is a party or by which LinkSpot is bound or to which any of its respective assets are subject, or (c) violate any applicable Regulation or Court Order. Except for (i) the filing of the Agreement of Merger with the Secretaries of State of the States of Maryland and Nevada, (ii) the approval of the shareholders of LinkSpot as required by the MGCL and LinkSpot's Articles of Incorporation, or as set forth on Section 3.13 of the LinkSpot Disclosure Schedule, no notices to, declaration, filing or registration with, approvals or consents of, or assignments by, any Persons (including any federal, state or local governmental or administrative authorities, airports and parties to any contracts) are necessary to be made or obtained by LinkSpot in connection with the execution, delivery or performance of this Agreement or the consummation of the Merger.

     3.14 Permits. Section 3.14 of the LinkSpot Disclosure Schedule sets forth a complete list of all Permits held by LinkSpot. LinkSpot has, and at all times has had, to the knowledge of LinkSpot, all Permits required under any applicable Regulation in the operation of its businesses or in its ownership of the Assets, and owns or possesses such Permits free and clear of all Encumbrances. To the knowledge of LinkSpot, LinkSpot is not in material default of any such Permit. LinkSpot has not received any notice of any claim of default with respect to any such Permit. Except as otherwise governed by law, to the knowledge of LinkSpot all such Permits are renewable by their terms or in the ordinary course of business without the need to comply with any special qualification procedures or to pay any amounts other than routine filing fees and, except as set forth on
Section 3.14 of the LinkSpot Disclosure Schedule, will not be adversely affected by the completion of the transactions contemplated by this Agreement or the Ancillary Agreements to which LinkSpot is a party.

     3.15 Financial Statements; Books and Records.

     (a) The Financial Statements are complete, are in accordance with the books and records of LinkSpot, fairly present the Assets, Liabilities and financial condition and results of operations indicated thereby in accordance with GAAP consistently applied throughout the periods covered thereby.

     (b) LinkSpot maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed with management's authorizations, (ii) transactions are recorded as necessary to permit preparation of LinkSpot's financial statements in accordance with GAAP and to maintain accountability for assets, (iii) access to assets is permitted only in accordance with management's authorization, (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences and
(v) such controls comply with applicable SEC Regulations.

     (c) The books and records of LinkSpot, in reasonable detail, accurately and fairly reflect the activities of LinkSpot and the Business and have been made available to ICOA for its inspection.

     (d) LinkSpot has not engaged in any transaction, maintained any bank account or used any corporate funds except for transactions, bank accounts or funds which have been and are reflected in the normally maintained books and records of LinkSpot.

     (e) The stock records and minute books of LinkSpot heretofore made available to ICOA fully reflect all minutes of meetings, resolutions and other actions and proceedings of the shareholders and board of directors and all committees thereof of LinkSpot, all issuances, transfers and redemptions of the capital stock of LinkSpot of which LinkSpot is aware and contain true, correct and complete copies of the Articles of Incorporation and Bylaws and all amendments thereto of LinkSpot through the date hereof.

     3.16 Liabilities. LinkSpot does not have any Liabilities or obligations (absolute, accrued, contingent or otherwise) except (i) liabilities which are reflected and properly reserved against in the Financial Statements, (ii) liabilities incurred in the ordinary course of business and consistent with past practice since the Balance Sheet Date and (iii) liabilities arising under the Contracts (other than obligations which are required to be reflected on a balance sheet prepared in accordance with GAAP) set forth on Section 3.12 of the LinkSpot Disclosure Schedule.

     3.17 Litigation. There is no action, order, writ, injunction, judgment or decree outstanding or claim, suit, litigation, proceeding, investigation or dispute (collectively, "Actions") pending or, to the knowledge of LinkSpot, threatened or anticipated (i) against, relating to or affecting LinkSpot, any of the Assets or any of the officers and directors of LinkSpot as such, (ii) which seek to enjoin or obtain damages in respect of the transactions contemplated hereby or by the Ancillary Agreements to which LinkSpot is a party or (iii) with respect to which there is a reasonable likelihood of a determination which would prevent LinkSpot from consummating the transactions contemplated hereby and by the Ancillary Agreements to which it is a party. Except as specified in the LinkSpot Disclosure Schedule, there are presently no outstanding judgments, decrees or orders of any court or any governmental or administrative agency against or affecting LinkSpot or its Business or any of the Assets. The LinkSpot Disclosure Schedule contains a complete and accurate description of all Actions since April 19, 2002 to which LinkSpot has been a party or which related to any of the Assets or the officers or directors of LinkSpot as such, other than (y) Actions brought by LinkSpot for collection of monies owed in the ordinary course of business of (z) settled disputes with customers.

     3.18 Labor Matters.

     (a) LinkSpot is not a party to any labor agreement with respect to its employees with any labor organization, group or association and has not experienced any attempt by organized labor or its representatives to make LinkSpot conform to demands of organized labor relating to its employees or to enter into a binding agreement with organized labor that would cover the employees of LinkSpot. There is no unfair labor practice charge or complaint against LinkSpot pending before the National Labor Relations Board or any other governmental agency arising out of the activities of LinkSpot; and LinkSpot has no knowledge of any facts or information which would give rise thereto; there is no labor strike or labor disturbance pending or, to the knowledge of LinkSpot, threatened against LinkSpot nor is any grievance currently being asserted against it; and LinkSpot has not experienced a work stoppage or other labor difficulty. There are no material controversies pending or, to the knowledge of LinkSpot, threatened between LinkSpot and any of its employees.

     (b) LinkSpot is in material compliance with all applicable Regulations respecting employment practices, terms and conditions of employment, wages and hours, equal employment opportunity, and the payment of social security and similar taxes, and is not engaged in any unfair labor practice. LinkSpot is not liable for any claims for past due wages or any penalties for failure to comply with any of the foregoing.

     (c) LinkSpot has not entered into any severance or similar arrangement in respect of any present or former employee that will result in any obligation (absolute or contingent) of ICOA or LinkSpot to make any payment to any present or former employee following termination of employment. Except as described in
Section 3.18(c) of the LinkSpot Disclosure Schedule, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will result in the acceleration of the vesting of exercisability of any LinkSpot Options or in the acceleration or vesting of any other rights of any Person to benefits under any Employee Plans.

     (d) LinkSpot has provided ICOA with a list of the names of all present employees of LinkSpot and their current salary or hourly wages and other compensation payable by LinkSpot. Except as provided by law, the employment of all persons presently employed or retained by LinkSpot is terminable at will, at any time and without advance notice.

     3.19 Employee Benefit Plans.

     (a) Definitions. The following terms, when used in this Section 3.19, shall have the following meanings. Any of these terms may, unless the context otherwise requires, be used in the singular or the plural depending on the reference.

     (i) "Benefit Arrangement" means any employment, consulting, severance or other similar contract, arrangement or policy and each plan, arrangement (written or oral), program, agreement or commitment providing for insurance coverage (including any self-insured arrangements), workers' compensation, disability benefits, supplemental unemployment benefits, vacation benefits, retirement benefits, life, health, disability or accident benefits (including any "voluntary employees' beneficiary association" as defined in Section 501(c)(9) of the Code providing for the same or other benefits) or for deferred compensation, profit-sharing bonuses, stock options, stock appreciation rights, stock purchases or other forms of incentive compensation or post-retirement insurance, compensation or benefits which (A) is not a Welfare Plan, Pension Plan or Multiemployer Plan, (B) is entered into, maintained, contributed to or required to be contributed to, as the case may be, by LinkSpot or an ERISA Affiliate or under which LinkSpot or any ERISA Affiliate may incur any liability, and (C) covers any employee or former employee of LinkSpot or any ERISA Affiliate (with respect to their relationship with such entities).

     (ii) "Employee Plans" means all Benefit Arrangements, Multiemployer Plans, Pension Plans and Welfare Plans.

     (iii) "ERISA Affiliate" means any entity which is (or at any relevant time was) a member of a "controlled group of corporations" with or under "common control" with LinkSpot, as defined in Section 414(b) or (c) of the Code.

     (iv)  "Multiemployer  Plan" means any  "multiemployer  plan," as defined in
Section 4001(a)(3) of ERISA, (A) which LinkSpot, or any ERISA Affiliate maintains, administers, contributes to or is required to contribute to, or, after September 25, 1980, maintained, administered, contributed to or was required to contribute to, or under which LinkSpot or any ERISA Affiliate may incur any liability and (B) which covers any employee or former employee of LinkSpot or any ERISA Affiliate (with respect to their relationship with such entities).

     (v) "PBGC" means the Pension Benefit Guaranty Corporation.

     (vi) "Pension Plan" means any "employee pension benefit plan" as defined in
Section 3(2) of ERISA (other than a Multiemployer Plan) (A) which LinkSpot or any ERISA Affiliate maintains, administers, contributes to or is required to contribute to, or, within the five years prior to the Closing Date, maintained, administered, contributed to or was required to contribute to, or under which LinkSpot or any ERISA Affiliate may incur any liability and (B) which covers any employee or former employee of LinkSpot or any ERISA Affiliate (with respect to their relationship with such entities).

     (vii) "Welfare Plan" means any "employee welfare benefit plan" as defined in Section 3(1) of ERISA, (A) which LinkSpot or any ERISA Affiliate maintains, administers, contributes to or is required to contribute to, or under which LinkSpot or any ERISA Affiliate may incur any liability and (B) which covers any employee or former employee of LinkSpot or any ERISA Affiliate (with respect to their relationship with such entities).

     (b)  Disclosure;  Delivery  of  Copies  of  Relevant  Documents  and  Other
Information. Section 3.19 of the LinkSpot Disclosure Schedule contains a complete list of, or reference to, Employee Plans which cover or have covered employees of LinkSpot (with respect to their relationship with LinkSpot). To the extent applicable, true and complete copies of each of the following documents have been delivered or made available to ICOA: (i) each Welfare Plan and Pension Plan (and, if applicable, related trust agreements) and all amendments thereto, all written interpretations thereof by LinkSpot and written descriptions thereof by LinkSpot which have been distributed by LinkSpot to the employees of LinkSpot and all annuity contracts or other funding instruments, (ii) each Benefit Arrangement including written interpretations thereof by LinkSpot and written descriptions thereof by LinkSpot which have been distributed by LinkSpot to LinkSpot's employees (including descriptions of the number and level of employees covered thereby) and a complete description of any such Benefit Arrangement which is not in writing, (iii) the most recent determination letter issued by the Internal Revenue Service with respect to each Pension Plan, (iv) for the three most recent plan years, Annual Reports on Form 5500 Series required to be filed with any governmental agency for each Pension Plan, (v) a description of complete age, salary, service and related data as of the last day of the last plan year for employees and former employees of LinkSpot, and (vi) a description setting forth the amount of any liability of LinkSpot as of the Closing Date for payments more than 30 days past due with respect to each Welfare Plan.

     (c) Representations.

     (i) Pension Plans. No Pension Plan is subject to the minimum funding requirements of ERISA or the Code. Each Pension Plan, each related trust agreement, annuity contract or other funding instrument that is intended to be qualified and tax-exempt under the provisions of Code Section 401(a) (or 403(a), as appropriate) and 501(a) has received a favorable IRS determination letter to that effect, and to LinkSpot's knowledge, nothing has occurred since the date of the latest IRS determination letter that would adversely affect such qualified and tax exempt status.

     (ii)  Multiemployer   Plans.  Neither  LinkSpot  nor  any  ERISA  Affiliate
contributes to, or within the past six years has been obligated to contribute to, any Multiemployer Plan.

     (iii) Welfare Plans. None of LinkSpot, any ERISA Affiliate or any Welfare Plan has any present or future obligation to make any payment to or with respect to any present or former employee of LinkSpot or any ERISA Affiliate pursuant to any retiree medical benefit plan, or other retiree Welfare Plan, and no condition exists which would prevent LinkSpot from amending or terminating any such benefit plan or Welfare Plan.

     (iv) Compliance with Law. Each Pension Plan and each related trust agreement, annuity contract or other funding instrument is qualified and tax-exempt under the provisions of Code Sections 401(a) (or 403(a), as appropriate) and 501(a) and has been so qualified during the period from its adoption to date. Each Welfare Plan which is a "group health plan," as defined in Section 607(1) of ERISA, has been operated in material compliance with provisions of Part 6 of Title I of ERISA and Sections 162(k) and 4980B of the Code at all times.

     (v) Benefit Arrangements. Each Benefit Arrangement which covers or has covered employees or former employees of LinkSpot (with respect to their relationship with LinkSpot) has been maintained in material compliance with its terms and with the requirements prescribed by any and all Regulations which are applicable to such Benefit Arrangement, including the Code.

     (vi) Unrelated Business Taxable Income. No Employee Plan (or trust or other funding vehicle pursuant thereto) is subject to any Tax under Code Section 511.

     (vii) Deductibility of Payments. There is no Contract covering any employee or former employee of LinkSpot (with respect to their relationship with LinkSpot) that, individually or collectively, provides for the payment by LinkSpot of any amount (i) that is not deductible under Section 162(a)(1) or 404 of the Code or (ii) that is an "excess parachute payment" pursuant to Section 280G of the Code.

     (viii) Fiduciary Duties and Prohibited Transactions. To the knowledge of LinkSpot, neither LinkSpot nor any plan fiduciary of any Welfare Plan or Pension Plan which covers or has covered employees or former employees of LinkSpot or any ERISA Affiliate, has engaged in any transaction in violation of Sections 404 or 406 of ERISA or any "prohibited transaction," as defined in Section 4975(c)(1) of the Code, for which no exemption exists under Section 408 of ERISA or Section 4975(c)(2) or (d) of the Code.

     (ix) No Amendments. Neither LinkSpot nor any ERISA Affiliate has any announced plan or legally binding commitment to create any additional Employee Plans or to amend or modify any existing Employee Plan.

     (x) Certain Contracts. None of the Employee Plans holds any interest in any annuity contract, guaranteed investment contract or any other investment contract which is issued by an insurance company which is the subject of bankruptcy, receivership or conservatorship proceedings.

     (xi) No Acceleration of Rights or Benefits. Except as described in Section 3.19(c)(xi) of the LinkSpot Disclosure Schedule, neither the execution and delivery of this Agreement or the Ancillary Agreements to which LinkSpot is a party nor the consummation of the transactions contemplated hereby or thereby will result in the acceleration or creation of any rights of any person to benefits under any of the Employee Plans, including but not limited to the acceleration of the exercisability of any stock options, the acceleration of the vesting of any restricted stock, the acceleration of the accrual or vesting of any benefits under any Pension Plan or the creation of rights under any severance, parachute or change of control agreement.

     (xii) No Other Material Liability. To the knowledge of LinkSpot, no event has occurred in connection with which LinkSpot or any ERISA Affiliate or any Employee Plan, directly or indirectly, could be subject to any material liability (i) under any Regulation or governmental order relating to any Employee Plans or (ii) pursuant to any obligation of LinkSpot to indemnify any Person against liability incurred under, any such Regulation or order as they relate to the Employee Plans.

     3.20 Transactions with Related Parties and Shareholders. Except for compensation arrangements in the ordinary course of business and consistent with past practice or as disclosed on Section 3.20 of the LinkSpot Disclosure Schedule, no Related Party has (a) borrowed from or loaned to LinkSpot any money or other property which has not been repaid or returned, (b) any contractual or other claims, express or implied, of any kind whatsoever against LinkSpot or (c) had any interest in any property or assets used by LinkSpot. LinkSpot does not have any contracts or agreements with any shareholder except as set forth on
Section 3.20 of the LinkSpot Disclosure Schedule

     3.21 Compliance with Law. LinkSpot has conducted its business in material compliance with all applicable Regulations and Court Orders. LinkSpot has not received any notice to the effect that, or has otherwise been advised (including, with regard to SEC Regulations, the advice of counsel) that, LinkSpot is not in compliance with any Regulations or Court Orders, and LinkSpot is not aware of any existing circumstances that are likely to result in any material violation of any of the foregoing.

     3.22 Intellectual Property.

     (a) General. Section 3.22 of the LinkSpot Disclosure Schedule sets forth with respect to the Proprietary Rights of LinkSpot: (i) for each patent and patent application, including petty patents and utility models and applications therefor, as applicable, the number, normal expiration date, title and priority information for each country in which such patent has been issued, or, the application number, date of filing, title and priority information for each country, (ii) for each trademark, tradename or service mark claimed by LinkSpot, whether or not registered, the date first used, the application serial number or registration number, the class of goods covered, the nature of the goods or services, the countries in which the names or mark is used and the expiration date for each country in which a trademark has been registered, (iii) for each copyright for which registration has been sought, whether or not registered, the date of creation and first publication of the work, the number and date of registration for each country in which a copyright application has been registered, (iv) for each mask work, whether or not registered, the date of first commercial exploitation and if registered, the registration number and date of registration and (v) all licenses granting rights in or to any of such Proprietary Rights. True and correct copies of all Proprietary Rights (including all pending applications and application related documents and materials) owned, controlled or used by or on behalf of LinkSpot or in which LinkSpot has any interest whatsoever have been provided or made available to ICOA.

     (b) Adequacy. To the knowledge of LinkSpot, the Proprietary Rights of LinkSpot are all those necessary for the normal conduct of the Business as presently conducted and as presently contemplated, except as set forth in
Section 3.22(b) of the LinkSpot Disclosure Schedule.

     (c) Royalties and Licenses. LinkSpot does not have any obligation to compensate any Person for the use of any of its Proprietary Rights, and LinkSpot has not granted to any Person any license, option or other rights to use in any manner any of its Proprietary Rights, whether requiring the payment of royalties or not, except as set forth in Section 3.22(c) of the LinkSpot Disclosure Schedule.

     (d) Ownership. LinkSpot owns or has a valid right to use its Proprietary Rights, and such Proprietary Rights will not cease to be valid rights of LinkSpot by reason of the execution, delivery and performance of this Agreement or the Ancillary Agreements to which it is a party or the consummation of the transactions contemplated hereby or thereby. LinkSpot does not have any patents.

     (e) Absence of Claims. Except as set forth in Section 3.22(e) of the LinkSpot Disclosure Schedule, LinkSpot has not received any notice of (i) alleged invalidity with respect to any of the Proprietary Rights of LinkSpot or
(ii) alleged infringement of any rights of others due to any activity by LinkSpot. LinkSpot's use of its Proprietary Rights in its past, current and, to the knowledge of LinkSpot, planned products do not and would not infringe upon or otherwise violate the valid rights of any third party anywhere in the world. Except as set forth in Section 3.22(e) of the LinkSpot Disclosure Schedule, no other Person (i) has notified LinkSpot that it is claiming any ownership of or right to use any of the Proprietary Rights of LinkSpot or (ii) to the knowledge of LinkSpot, is infringing upon any such Proprietary Rights in any way.

     (f) Protection of Proprietary Rights. Except as set forth on Section 3.22(f) of the LinkSpot Disclosure Schedule, LinkSpot has taken reasonable and prudent steps to protect its Proprietary Rights from infringement by any other Person. Except as set forth on Section 3.22(f) of the LinkSpot Disclosure Schedule, LinkSpot has taken all actions deemed appropriate by it to perfect or protect its interest in its Proprietary Rights. All of the pending applications for the Proprietary Rights of LinkSpot have been duly filed and all other actions to protect such Proprietary Rights have been taken. Except as set forth on Section 3.22(f) of the LinkSpot Disclosure Schedule, LinkSpot has taken all reasonable steps necessary or appropriate (including, entering into appropriate confidentiality and nondisclosure agreements with officers, directors, subcontractors, independent contractors, full-time and part-time employees, licensees and customers in connection with the Assets or the Business) to safeguard and maintain the secrecy and confidentiality of, and the proprietary rights in, the Proprietary Rights material to the Business.

     3.23 Tax Matters.

     (a) Filing of Tax Returns. LinkSpot has timely filed, or filed timely extension requests with the appropriate taxing authorities with regard to, all Tax Returns in respect of Taxes required to be filed. The Tax Returns filed are complete and accurate in all material respects. Except as specified in Section
3.23 of the LinkSpot Disclosure Schedule, LinkSpot has not requested any extension of time within which to file Tax Returns in respect of any Taxes for which Tax Returns have not yet been filed. LinkSpot has delivered or made available to ICOA complete and accurate copies of the federal, state and local Tax Returns for LinkSpot for the years ended 2002, 2003 and 2004.

     (b) Payment of Taxes. Except as described in Section 3.23 of the LinkSpot Disclosure Schedule, (i) all Taxes in respect of periods beginning before the Closing Date have been timely paid or an adequate reserve has been established therefor, as set forth in Section 3.23 of the LinkSpot Disclosure Schedule or the Financial Statements, and (ii) LinkSpot does not have any material Liability for Taxes in excess of the amounts so paid or reserves so established. Except as described in Section 3.23 of the LinkSpot Disclosure Schedule, all Taxes that LinkSpot is required by law to withhold or collect have been duly withheld or collected and have been timely paid over to the appropriate governmental authorities to the extent due and payable.

     (c) Audits, Investigations or Claims. No deficiencies for Taxes of LinkSpot have been claimed, proposed or assessed in writing delivered to LinkSpot by any taxing or other governmental authority. There are no pending or, to the knowledge of LinkSpot, threatened audits, assessments or other Actions for or relating to any Liability in respect of Taxes of LinkSpot, LinkSpot has not received written notice from governmental authorities with respect to Taxes that are likely to result in additional Liability in respect of Taxes of LinkSpot and there are no matters under discussion with any governmental authorities with respect to Taxes that are likely to result in an additional Liability for Taxes. Audits of federal, state and local Tax Returns by the relevant taxing authorities have been completed for the periods set forth on Section 3.23 of the LinkSpot Disclosure Schedule, except as set forth in such Schedule, LinkSpot has not been notified that any taxing authority intends to audit a Tax Return for any other period. No extension of a statute of limitations relating to Taxes is in effect with respect to LinkSpot.

     (d) Lien. To the knowledge of LinkSpot, there are no Encumbrances for Taxes (other than for current Taxes not yet due and payable) on the Assets.

     (e) Tax Elections. All material elections with respect to Taxes affecting LinkSpot as of the date hereof that are required to be set forth on the latest Tax Returns of LinkSpot are set forth on the latest Tax Returns of LinkSpot. LinkSpot (i) has not made nor will make a deemed dividend election under Reg. ss. 1.1502-32(f)(2) or a consent dividend election under Section 565 of the Code; (ii) has not consented at any time under Section 341(f)(1) of the Code to have the provisions of Section 341(f)(2) of the Code apply to any disposition of the assets of LinkSpot; (iii) has not agreed, nor is required, to make any adjustment under Section 481(a) of the Code by reason of a change in accounting method or otherwise; (iv) has not made an election, nor is required, to treat any asset of LinkSpot as owned by another Person pursuant to the provisions of
Section 168(f) of the Code or as tax-exempt bond financed property or tax-exempt use property within the meaning of Section 168 of the Code; and (v) has not made any of the foregoing elections or is required to apply any of the foregoing rules under any comparable state or local Tax provision.

     (f) Prior Affiliated Groups. LinkSpot has never been a member of an affiliated group of corporations within the meaning of Section 1504 of the Code, and LinkSpot does not have liability for the Taxes of any other entity under Reg. ss. 1.1502-6 of the Code or any other provision of federal, state, local or foreign law.

     (g) Tax Sharing Agreements. There are no Tax-sharing agreements or similar arrangements (including indemnity arrangements) with respect to or involving LinkSpot, and, after the Closing Date, LinkSpot shall not be bound by any such Tax-sharing agreements or similar arrangements (entered into prior to the Closing) or have any Liability thereunder for amounts due in respect of periods prior to or after the Closing Date.

     (h) Partnerships. LinkSpot is not subject to any joint venture, partnership, or other arrangement or contract which is treated as a partnership for federal income tax purposes. LinkSpot is not a successor to any other Person by way of merger, reorganization or similar transaction.

     (i) Foreign Person. Neither the LinkSpot Common Stock nor the LinkSpot Preferred Stock is a United States Real Property Interest as defined in Section 897(c) of the Code.

     (j) No Withholding. The transaction contemplated herein is not subject to the tax withholding provisions of Section 3406 of the Code, or of Subchapter A of Chapter 3 of the Code or of any other provision of law.

     (k) Excess Parachute Payments; Section 162(m) of the Code. LinkSpot is not a party to any agreement, contract, arrangement or plan (other than the Employment Agreements, any promissory note executed between the Founders and ICOA or LinkSpot in connection with the transactions contemplated hereby and the Non-Compete Agreements) that has resulted or could result as a result of the transactions contemplated hereby, separately or in the aggregate, in the payment of any "excess parachute payments" within the meaning of Section 280G of the Code or which, without regard to (i) payments in respect of LinkSpot Options or
(ii) payments or rights which may be awarded after the Effective Date, would result in a disallowed deduction under Section 162(m) of the Code.

     (l) Other Tax Matters. None of the assets of LinkSpot directly or indirectly secures any debt the interest on which is Tax-exempt under Section 103(a) of the Code. None of the assets of LinkSpot is "tax-exempt use property" within the meaning of Section 168(h) of the Code. LinkSpot has not participated in, nor is it participating in, an international boycott within the meaning of
Section 999 of the Code. LinkSpot has never had and does not have a permanent establishment in any foreign country, as defined in any applicable Tax treaty or convention between the United States and such foreign country.

     3.24 Insurance. Section 3.24 of the LinkSpot Disclosure Schedule contains a complete and accurate list of all policies or binders of insurance (showing as to each policy or binder the name and address of the carrier, policy number, coverage limits, expiration dates, annual premiums, a general description of the type of coverage provided and any pending claims thereunder) of which LinkSpot is the owner, insured or beneficiary. Each of such policies and binders is in full force and effect, provides coverage (to the knowledge of LinkSpot) as may be required by all material Regulations to which LinkSpot is subject and insures LinkSpot in such amounts as are sufficient to provide reasonable protection for the businesses of LinkSpot. To the knowledge of LinkSpot, it is not in default under any of such policies or binders, and LinkSpot has not failed to give any notice or to present any claim under any such policy or binder in a due and timely fashion. There are no facts known to LinkSpot upon which an insurer might be justified in reducing or denying coverage or increasing premiums on existing policies or binders. There are no outstanding unpaid claims under any such policies or binders.

     3.25 Accounts Receivable. The accounts and notes receivable reflected in the Balance Sheet, and all accounts receivable arising since the Balance Sheet Date, represent bona fide claims against debtors for sales, services performed or other charges arising on or before the date of recording thereof, and all the goods delivered and services performed which gave rise to said accounts were delivered or performed in accordance with the applicable orders or Contracts. To the knowledge of LinkSpot, and except as otherwise described on Schedule 3.25 of the LinkSpot Disclosure Schedule, all such receivables are fully collectible in the ordinary course of business within three months except to the extent of an amount not in excess of the reserve for doubtful accounts reflected on the Balance Sheet and additions to such reserves as reflected on the books and records of LinkSpot.

     3.26 Inventory. The value at which the Inventory is shown on the Balance Sheet has been determined in accordance with the normal valuation policy of LinkSpot, consistently applied and in accordance with GAAP. The Inventory (and the specific items acquired subsequent to the Balance Sheet Date) consists only of items of quality and quantity commercially usable and salable in the ordinary course of business, except for any items of obsolete material or material below standard quality, all of which have been written down to realizable market value, or for which adequate reserves have been provided, and the present quantity of all Inventory is reasonable in the present circumstances of the Business. Section 3.26 of the LinkSpot Disclosure Schedule contains a complete and accurate list of all Inventory as of the Balance Sheet Date and the addresses at which the Inventory is located.

     3.27 Purchase  Commitments  and  Outstanding  Bids.  Except as set forth on
Schedule 3.27 of the LinkSpot Disclosure Schedule, (i) as of the date of this Agreement, the aggregate of all accepted and unfulfilled orders for the sale of Inventory and the performance of services entered into by LinkSpot does not exceed $20,000, and (ii) the aggregate of all Contracts for the purchase of supplies by LinkSpot does not exceed $20,000, all of which orders and Contracts were made in the ordinary course of business and consistent with past practice. There are no claims against LinkSpot to return in excess of an aggregate of $5,000 of merchandise by reason of alleged overshipments, defective merchandise or otherwise, or of merchandise in the hands of customers under a written agreement that such merchandise would be returnable. Section 3.27 of the LinkSpot Disclosure Schedule contains a complete and accurate list of all outstanding leases which LinkSpot is currently negotiating, including the location of the property of each such lease and the proposed rent under each such lease. To the knowledge of LinkSpot, the terms of the leases listed on
Section 3.27 of the LinkSpot Disclosure Schedule do not contain terms and conditions that are materially more onerous than those usual and customary in LinkSpot's business.

     3.28 Payments. None of LinkSpot or any of the Representatives of LinkSpot acting on the behalf of LinkSpot has, directly or indirectly, paid or delivered any fee, commission or other sum of money or property, however characterized, to any finder, agent, government official or other party, in the U.S. or any other country which LinkSpot knows or has reason to believe to have been illegal under any federal, state or local laws of the U.S. or any other country having jurisdiction. None of LinkSpot or any of the Representatives of LinkSpot acting on the behalf of LinkSpot has accepted or received any unlawful contributions, payments, gifts or expenditures. LinkSpot or has not participated, directly or indirectly, in any boycotts or other similar practices affecting any of its actual or potential customers and has at all times done business in an open and ethical manner.

     3.29 Customers, Suppliers and Competitors. Section 3.29 of the LinkSpot Disclosure Schedule sets forth a complete and accurate list of the names and addresses of (i) the ten locations which generated for LinkSpot the greatest revenues during its last fiscal year and quarter ended March 31, 2005 showing the approximate total revenues in dollars from each such location during such fiscal year and quarter; (ii) the ten strategic partners/sponsors who generated for LinkSpot the greatest revenues during its last fiscal year and quarter ended March 31, 2005, showing the approximate total revenues in dollars from each such strategic partner/sponsor during such fiscal year and quarter; and (iii) suppliers with sales to LinkSpot greater than $10,000 during the last fiscal year and $2,500 during the quarter ended March 31, 2005, showing the approximate total purchases in dollars by LinkSpot from each such supplier during such fiscal year. Since the Balance Sheet Date, to the knowledge of LinkSpot, there has been no adverse change in any material respect in the business relationship of LinkSpot with any location owner, strategic partner/sponsor or supplier named on the LinkSpot Disclosure Schedule. LinkSpot has not received any written communication from any Person named on Section 3.29 of the LinkSpot Disclosure Schedule of any intention to terminate or materially reduce services from or supplies to LinkSpot.

     3.30 Environmental Matters.

     (a) Definitions. The following terms, when used in this Section 3.30, shall have the following meanings:

     (i) "LinkSpot" for purposes of this Section 3.30 includes (A) all affiliates of LinkSpot, (B) all partnerships, joint ventures and other business entities or organizations in which LinkSpot was at any time or is a partner, joint venturer, member or participant and (C) all predecessor or former corporations, partnerships, joint ventures, organizations, businesses or other entities, whether in existence as of the date hereof or at any time prior to the date hereof, the obligations of which have been assumed by LinkSpot or to which LinkSpot has succeeded or substantially all of the assets of which have been acquired by LinkSpot or to which LinkSpot has succeeded.

     (ii) "Release" means and includes any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping or disposing into the environment or the workplace of any Hazardous Substance, and otherwise as defined in any Environmental Law.

     (iii) "Hazardous Substance" means any pollutants, contaminants, chemicals, waste and any toxic, infectious, carcinogenic, reactive, corrosive, ignitable or flammable chemical or chemical compound or hazardous substance, material or waste, whether solid, liquid or gas, including any quantity of asbestos in any form, urea formaldehyde, PCB's, radon gas, crude oil or any fraction thereof, all forms of natural gas, petroleum products or by-products or derivatives, radioactive substance, waste waters, sludges and slag, in each case, in such form or in such concentrations so as to be subject to regulation or control or required remediation under any Environmental Law.

     (iv) "Environmental Laws" mean all Regulations in effect on the date hereof that require the protection or clean-up of the environment, or which regulate or control the use, treatment, storage, transportation, generation, manufacture, processing, distribution, handling or disposal of, or emission, discharge or other Release or threatened Release of, Hazardous Substances, the preservation or protection of waterways, groundwater, drinking water, air, wildlife, plants or other natural resources, or the health and safety of persons, including protection of the health and safety of employees. Environmental Laws include the Federal Water Pollution Control Act, Resource Conservation & Recovery Act, Clean Water Act, Safe Drinking Water Act, Atomic Energy Act, Occupational Safety and Health Act, Toxic Substances Control Act, Clean Air Act, Comprehensive Environmental Response, Compensation and Liability Act, Hazardous Materials Transportation Act and all analogous federal, state or local Regulations.

     (v) "Environmental Conditions" mean the Release of any Hazardous Substance (whether or not such Release constituted at the time thereof a violation of any Environmental Law) as a result of which LinkSpot has or may reasonably be expected to become liable to any Person or by reason of which any of the Assets may suffer or be subjected to any Encumbrance.

     (b) Notice of Violation. LinkSpot has not received any notice of alleged, actual or potential responsibility for, or any inquiry or investigation regarding, (i) any Release or threatened Release by LinkSpot of any Hazardous Substance at any location or (ii) an alleged violation of or non-compliance by LinkSpot with the conditions of any Permit required under any Environmental Law or the provisions of any Environmental Law. LinkSpot has not received any notice of any other claim, demand or Action by any Person alleging any actual or threatened injury or damage to any Person, property, natural resource or the environment arising from or relating to any Release or threatened Release by LinkSpot of any Hazardous Substances.

     (c) Environmental Conditions. To the knowledge of LinkSpot, there are no present or past Environmental Conditions caused by LinkSpot, or in any way relating to the Business or the Assets.

     (d) Notices, Warnings and Records. To the knowledge of LinkSpot, it has given all notices and warnings, made all reports, and has kept and maintained all records required by and is in material compliance with all Environmental Laws.

     3.31 Brokers; Transaction Costs. Except as set forth on Section 3.31 of the LinkSpot Disclosure Schedule, LinkSpot has not entered into and will not enter into any contract, agreement, arrangement or understanding with any Person which will result in the obligation of ICOA or LinkSpot to pay any finder's fee, legal or accounting fees, brokerage commission or similar payment in connection with the transactions contemplated hereby. Neither LinkSpot nor ICOA shall be liable for any costs or expenses pertaining to any finder's fees, legal or accounting fees, brokerage commission or similar payment incurred by or on behalf of Sellers as a result of the consummation of the transactions contemplated hereby.

     3.32 No Other Agreements to Sell LinkSpot or the Assets. LinkSpot does not have any legal obligation, absolute or contingent, to any other Person to sell all or substantially all the Assets or to sell any capital stock of LinkSpot or to effect any merger, share exchange, consolidation, business combination, recapitalization, liquidation or other reorganization of LinkSpot or to enter into any agreement with respect thereto.

     3.33 Material Misstatements or Omissions. No representations or warranties by LinkSpot in this Agreement or any Ancillary Agreement to which it is a party or any exhibit, certificate or schedule furnished or to be furnished to ICOA pursuant hereto or thereto contains or will contain any untrue statement of a material fact, or omits or will omit to state any material fact necessary to make the statements or facts contained herein or therein not misleading. There is no event, condition or fact that has had or would reasonably be expected to have a LinkSpot Material Adverse Effect.

                                   ARTICLE IV.
              REPRESENTATIONS AND WARRANTIES OF ICOA AND MERGER SUB

                  Except as otherwise set forth in a disclosure schedule (the "ICOA Disclosure Schedule") referring specifically to the representations and warranties in this Agreement which identifies by section number the section to which such disclosure relates and which is delivered by ICOA to LinkSpot prior to or simultaneous with the execution of this Agreement, ICOA and Merger Sub represent and warrant to LinkSpot as follows, which representations and warranties are, as of the date hereof, and will be, as of the Closing Date, true and correct:

     4.1  Organization.

     (a) ICOA is a corporation duly organized, validly existing, in good standing under the laws of the State of Nevada and duly authorized to transact business in the corporate form under the laws of the State of Nevada. ICOA has full corporate power and authority to conduct its business as presently conducted by it and to own or lease, as applicable, its properties and assets. ICOA is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where the character of its properties owned or leased or the nature of its activities make such qualification necessary, except where the failure to be so qualified or in good standing would not have a ICOA Material Adverse Effect.

     (b) Merger Sub is a corporation duly organized, validly existing, in good standing under the laws of the State of Nevada and duly authorized to transact business in the corporate form under the laws of the State of Nevada. ICOA owns all of the outstanding capital stock of Merger Sub, free and clear of all liens, charges, pledges and other encumbrances.

     4.2 Authorization.

     (a) ICOA has all requisite corporate power and authority, and has taken all corporate action necessary, to execute and deliver this Agreement and the Ancillary Agreements to which it is party, to consummate the transactions contemplated hereby and thereby and to perform its obligations hereunder and thereunder. The execution and delivery of this Agreement, the Agreement of Merger and the Ancillary Agreements by ICOA and the performance by ICOA of is obligations hereunder and thereunder and the consummation of the transactions contemplated hereby and thereby have been duly authorized by the Board of Directors of ICOA. This Agreement has been duly executed and delivered by ICOA and is, and upon execution and delivery, the Ancillary Agreements to which it is a party each will be, legal, valid and binding obligations of ICOA, enforceable against ICOA in accordance with their terms, except that enforceability may be limited by the effect of bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights of creditors.

     (b) Merger Sub has all requisite corporate power and authority, and has taken all corporate action necessary, to execute and deliver this Agreement and the Agreement of Merger, to consummate the transactions contemplated hereby and thereby and to perform its obligations hereunder and thereunder. The execution and delivery of this Agreement and the Agreement of Merger by Merger Sub and the performance by Merger Sub of is obligations hereunder and thereunder and the consummation of the transactions contemplated hereby and thereby have been duly authorized by the Board of Directors of Merger Sub. This Agreement has been duly executed and delivered by Merger Sub and is, and upon execution and delivery, the Agreement of Merger will be, legal, valid and binding obligations of Merger Sub, enforceable against Merger Sub in accordance with their terms, except that enforceability may be limited by the effect of bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights of creditors.

     4.3 No Conflict or Violation; Consents. None of the execution, delivery or performance of this Agreement or any Ancillary Agreement, the consummation of the transactions contemplated hereby or thereby, nor compliance by ICOA or Merger Sub with any of the provisions hereof or thereof, will (a) violate or conflict with any provision of its governing documents, (b) violate, conflict with, or result in a breach of or constitute a default (with or without notice or passage of time) under, or result in the termination of, or accelerate the performance required by, or result in a right to terminate, accelerate, modify or cancel under, or require a notice under, or result in the creation of any Encumbrance upon any of ICOA's or Merger Sub's assets under, any material contract, lease, sublease, license, sublicense, franchise, permit, indenture, agreement or mortgage for borrowed money, instrument of indebtedness, security interest or other arrangement to which ICOA or Merger Sub is a party or by which it is bound or to which any of its assets are subject or (c) violate any Regulation or Court Order. Except for applicable securities laws, as set forth on Section 4.3 of the ICOA Disclosure Schedule, no notices to, declaration, filing or registration with, approvals or consents of, or assignments by, any Persons (including any federal, state of local governmental or administrative authorities) are necessary to be made or obtained by ICOA or Merger Sub in connection with the execution, delivery or performance of this Agreement or the consummation of the Merger.

     4.4 No Brokers. Neither ICOA or Merger Sub nor any of their officers, directors, employees, shareholders or Affiliates has employed or made any agreement with any broker, finder or similar agent or any Person which will result in the obligation of any Shareholder to pay any finder's fee, brokerage fees or commission or similar payment in connection with the transactions contemplated hereby.

     4.5 Litigation. There are no Actions pending, threatened or anticipated against, related to, or affecting ICOA or Merger Sub seeking to delay, limit or enjoin the transactions contemplated by this Agreement.

     4.6 ICOA Common Stock. The Immediate Shares to be issued pursuant to this Agreement have been, or will be prior to the Effective Time, validly issued, fully paid and nonassessable shares of ICOA Common Stock, free of and not subject to any preemptive rights or rights of first refusal created by statute or by ICOA's Certificate of Incorporation or Bylaws.

     4.7 SEC Documents. ICOA has furnished or made available to LinkSpot a true and complete copy of each statement and report which it has filed with the SEC pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") since January 1, 2004 (the "SEC Documents"), which are all the documents (other than preliminary materials) that ICOA has been required to file with the SEC since that date. As of their respective filing dates, the SEC Documents complied in all material respects with the requirements of the Exchange Act, and none of the SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading, except to the extent corrected by a subsequently filed SEC Document.

     4.8 Compliance with Law. ICOA and Merger Sub have conducted their respective businesses in material compliance with all applicable Regulations and Court Orders. Neither ICOA nor Merger Sub has received any notice to the effect that, or has otherwise been advised that, ICOA or Merger Sub is not in material compliance with any Regulations or Court Orders, and neither ICOA nor Merger Sub are aware of any existing circumstances that are likely to result in any material violation of any of the foregoing.

     4.9 Liabilities. Except as set forth in the SEC Documents, ICOA has no Liabilities or obligations (absolute, accrued, contingent or otherwise) that would be required to be reflected on, or reserved against in, a consolidated balance sheet of ICOA or in the notes thereto, prepared in accordance with GAAP consistently applied, except for (i) liabilities or obligations that were so reserved on, or reflected in (including the notes to), the consolidated balance sheet of ICOA as of December 31, 2004, (ii) liabilities incurred in the ordinary course of business and consistent with past practice since December 31, 2004 and
(iii) liabilities or obligations which would not, individually or in the aggregate, have a ICOA Material Adverse Effect.

                                   ARTICLE V.
                                   [RESERVED]

                                  ARTICLE VI.
                          ACTIONS BY LINKSPOT, ICOA AND
                            MERGER SUB AFTER CLOSING

     6.1  Books and Records; Tax Matters.

     (a) LinkSpot, ICOA and Merger Sub agree that so long as any books, records and files relating to the Business, Assets or operations of LinkSpot, to the extent that they pertain to the operations of LinkSpot prior to the Closing Date, remain in existence and available, each party (at its expense) shall, upon prior notice, have the right to inspect and to make copies of the same at any time during business hours for any proper purpose.

     (b) ICOA covenants and agrees that in the event it or LinkSpot receives any notice or inquiry from the Internal Revenue Service with respect to the characterization of any payments made under this Agreement or any Ancillary Agreement, ICOA will give prompt written notice to the Shareholder Representative concerning such notice or inquiry. ICOA agrees to report the consideration delivered under this Agreement in a manner consistent with the terms hereof.

     6.2 Closing Delivery. Immediately following the Closing, ICOA shall execute and deliver to Transaction Network Services, Inc. ("TNS"), a Delaware corporation, a mutual release in a form to be acceptable to ICOA, LinkSpot and TNS by which TNS releases ICOA and LinkSpot, and ICOA and LinkSpot each release TNS, from certain obligations one may have to the other (the "TNS Agreement"). ICOA and LinkSpot covenant and agree to comply with the terms and conditions of such mutual release.

                                  ARTICLE VII.
                            SURVIVAL; INDEMNIFICATION

     7.1 Survival of Representations. All statements contained in this Agreement, any schedule or in any certificate or instrument of conveyance delivered by or on behalf of the parties pursuant to this Agreement or in connection with the transactions contemplated hereby shall be deemed to be representations and warranties by the parties hereunder. The representations and warranties of LinkSpot and ICOA and Merger Sub contained herein shall survive the Closing Date until (and Claims based upon or arising out of such representations and warranties may be asserted at any time before the date which shall be) the date which is one year following the Closing Date (the "Expiration Date"). No investigation made by any of the parties hereto shall in any way limit the representations and warranties of the parties. On the Closing Date, all representations and warranties contained in this Agreement and made by LinkSpot shall expire as to LinkSpot and thereafter will be deemed to have been made exclusively by the Preferred Shareholders. The termination of the representations and warranties provided herein shall not affect the rights of a party in respect of any Claim made by such party in a writing received by the other party prior to the Expiration Date and otherwise made in accordance with the terms of Article VII.

     7.2  Indemnification.

     (a) Indemnification by the Shareholders. The Preferred Shareholders shall severally, and not jointly, indemnify, save and hold harmless ICOA and its affiliates and its and their respective Representatives from and against any and all costs, losses (including diminution in value), Taxes (including, but not limited to, any Taxes or other costs or damages arising under, caused by or related to Section 280G of the Code), liabilities, obligations, damages, lawsuits, deficiencies, claims, demands, and expenses (whether or not arising out of third-party claims), including interest, penalties, costs of mitigation, losses in connection with any Environmental Law (including any clean-up or remedial action), damages to the environment, attorneys' fees and all amounts paid in investigation, defense or settlement of any of the foregoing, in each case after taking into account any insurance proceeds received by the indemnified Person and related tax benefits (herein, "Damages"), incurred in connection with, arising out of, resulting from or incident to: (i) any breach of any representation or warranty or the inaccuracy of any representation or warranty made by LinkSpot in this Agreement, and (ii) any breach of any covenant or agreement made by LinkSpot in this Agreement.

     (b) Indemnification by ICOA. ICOA shall indemnify, save and hold harmless the Preferred Shareholders and their affiliates and their respective
Representatives from and against any and all Damages incurred in connection with, arising out of, resulting from or incident to: (i) any breach of any representation or warranty or the inaccuracy of any representation or warranty, made by ICOA or Merger Sub in this Agreement; and (ii) any breach of any covenant or agreement made by ICOA or Merger Sub in this Agreement.

                  The term "Damages" as used in this Article VII is not limited to matters asserted by third parties against an indemnified Person, but includes Damages incurred or sustained by the indemnified Person in the absence of third party claims. Payments by an indemnified Person of amounts for which it is indemnified hereunder shall not be a condition precedent to recovery, provided that with respect to matters asserted by third parties the payments made pursuant to this Section 7.2 are fully applied to satisfy any such third party claim.

     (c) Procedure for Claims between Parties. If a claim for Damages is to be made by a party entitled to indemnification hereunder (a "Claim"), the party claiming such indemnification shall give written notice to the indemnifying party as soon as practicable after the indemnified Person becomes aware of any fact, condition or event which may give rise to Damages for which indemnification may be sought under this Section 7.2. Any notice of a claim for indemnification prior to the Expiration Date sought by ICOA under Section 7.2 shall be delivered to the Shareholder Representative and shall be further subject to the requirements of Section 7.3. Any failure to submit any such notice of claim to the indemnifying Person(s) shall not relieve such Person(s) of any liability hereunder, except to the extent such Person(s) is actually prejudiced by such failure.

     (d) Defense of Third Party Claims. If any lawsuit or enforcement action is filed against any indemnified Person, written notice thereof shall be given to the indemnifying Person(s) as promptly as practicable (and in any event within 15 calendar days after the service of the citation or summons). The failure of any indemnified Person to give timely notice hereunder shall not affect rights to indemnification hereunder, except to the extent that the indemnifying Person(s) demonstrate they were actually prejudiced by such failure. After such notice, if the indemnifying Person(s) shall acknowledge in writing to the indemnified Person that the indemnifying Person(s) shall be obligated under the terms of its indemnity hereunder in connection with such lawsuit or action, then the indemnifying Person(s) shall be entitled, if its so elects at its own cost, risk and expense, (i) to take control of the defense and investigation of such lawsuit or action, (ii) to employ and engage attorneys of their own choice to handle and defend the same unless the named parties to such action or proceeding include both an indemnifying Person and the indemnified Person and the indemnified Person has been advised in writing by counsel that there may be one or more legal defenses available to such indemnified Person that are different from or additional to those available to the indemnifying Person(s), in which event the indemnified Person shall be entitled, at the indemnifying Person(s)'s cost, risk and expense, to separate counsel of its own choosing, and (iii) to compromise or settle such claim, which compromise or settlement shall be made only with the written consent of the indemnified Person, such consent not to be unreasonably withheld. The indemnified Person shall cooperate in all reasonable respects with the indemnifying Person(s) and its attorneys in the investigation, trial and defense of such lawsuit or action and any appeal arising therefrom; provided, however, that the indemnified Person may, at its own cost, participate in the investigation, trial and defense of such lawsuit or action and any appeal arising therefrom. The parties shall cooperate with each other in any notifications to insurers. If the indemnifying Person fails to assume the defense of such claim within 15 calendar days after receipt of the notice of claim, the indemnified Person against which such claim has been asserted will (upon delivering notice to such effect to the indemnifying Person) have the right to undertake, at the indemnifying Person's cost, risk and expense, the defense, compromise or settlement of such claim on behalf of and for the account and risk of the indemnifying Person; provided, however, that such claim shall not be compromised or settled without the written consent of the indemnifying Person, which consent shall not be unreasonably withheld. If the indemnified Person assumes the defense of the claim, the indemnified Person will keep the indemnifying Person reasonably informed of the progress of any such defense, compromise or settlement. The indemnifying Person shall be liable for any settlement of any action effected pursuant to and in accordance with this
Section 7.2 and for any final judgment (subject to any right of appeal), and the indemnifying Persons agree to indemnify and hold harmless an indemnified Person from and against any Damages by reason of such settlement or judgment.

     (e) Brokers and Finders. Pursuant to the provisions of this Section 7.2, ICOA, on the one hand, and the Preferred Shareholders, on the other, shall indemnify, hold harmless and defend the other from the payment of any and all brokers' and finders' expenses, commissions, fees or other forms of compensation which may be due or payable from or by the indemnifying party, or may have been earned by any third party acting on behalf of the indemnifying party in connection with the negotiation and execution hereof and the consummation of the transactions contemplated hereby.

     (f) Limitations.

     (i) The obligation of the Preferred Shareholders to indemnify ICOA and the other indemnified Persons under this Section 7.2 shall be ICOA's sole remedy under this Agreement against the Preferred Shareholders in the absence of fraud or willful misrepresentation, and the sole source for satisfaction of any and all indemnifiable Claims asserted by ICOA against the Preferred Shareholders shall be that portion of the Immediate Shares held by the Escrow Agent pursuant to the terms and conditions of the Offset Escrow Agreement. For the avoidance of doubt, (x) under no circumstances shall any Preferred Shareholder be monetarily liable to ICOA or any other indemnified Person by virtue of this Agreement or the transactions contemplated hereby, and (y) none of the shares of ICOA Common Stock that TNS is to receive by virtue of the TNS Agreement (or the warrant granted thereby) shall be a source for the satisfaction of any indemnifiable Claim asserted by ICOA against the Preferred Shareholders.

     (ii) Notwithstanding any provision hereof to the contrary, ICOA shall not be entitled to recover for any Damages or deliver the first Offset Notice pursuant to Section 7.3 hereof until such time as the Damages in the aggregate reasonably claimed by ICOA exceed $40,000 (the "Damage Threshold"), at which time ICOA shall be entitled to be indemnified against and compensated and reimbursed only for Damages in excess of the Damage Threshold. Notwithstanding any other provision hereof, no Preferred Shareholder shall be liable to ICOA for indemnifiable Claims for more than his pro rata share of the Immediate Shares held by the Escrow Agent, based on the number of Immediate Shares to which the Preferred Shareholder is entitled as of the Effective Time, of any Damages.

     (iii) In the event Immediate Shares are to be distributed to ICOA by the Escrow Agent in satisfaction on an indemnifiable Claim asserted by ICOA against the Preferred Shareholders, the number of Immediate Shares to be distributed to ICOA shall be valued at the greater of $0.06 or the Closing Bid Price on the first trading day prior to distribution.

     (iv) The obligation of ICOA to indemnify the Preferred Shareholders and the other indemnified Persons under this Section 7.2 shall be the sole remedy of the Preferred Shareholders under this Agreement against ICOA in the absence of fraud or willful misrepresentation.

     7.3 Offset.

     (a) ICOA shall have the right to make one or more Claims by delivering a notice of such Claim (an "Offset Notice") to the Shareholder Representative and the Escrow Agent prior to the Expiration Date. Each Offset Notice shall state
(i) sufficient facts relating to the offset so that the Shareholder Representative may reasonably evaluate such Claim, (ii) ICOA's estimate of the Indemnifiable Amount relating to such Claim, and (iii) a calculation of the amount to be offset in connection with such Claim (the "Offset Amount"), taking into account insurance, tax benefits and other relevant information.

     (b) If the Shareholder Representative disputes either the validity, amount or calculation of the Claim and the related Indemnifiable Amount and Offset Amount, the Shareholder Representative shall give written notice of such dispute to ICOA within 30 calendar days after delivery of the Offset Notice by ICOA to the Shareholder Representative.

     (c) If the Shareholder Representative fails to respond to the Offset Notice within 30 calendar days after delivery thereof to the Shareholder Representative, or if the Shareholder Representative notifies ICOA that there is no dispute with respect to the Claim and the related Indemnifiable Amount and Offset Amount, then ICOA shall send a notice stating such facts to the Escrow Agent, with a copy sent to the Shareholder Representative, and the Escrow Agent shall distribute such number of Immediate Shares to ICOA determined pursuant to the terms of the Escrow Agreement.

     (d) If the Shareholder Representative and ICOA reach an agreement with respect to the proper determination of the Claim and the related Indemnifiable Amount and Offset Amount, then ICOA and the Shareholder Representative shall promptly send a joint notice stating such facts to the Escrow Agent, and the Escrow Agent shall distribute such number of Immediate Shares to ICOA determined pursuant to the terms of the Escrow Agreement.

     (e) In the event that the Claim involves a third party and has not been reduced to a liquidated amount, the Shareholder Representative and ICOA, in the absence of an agreement with respect to the proper determination of the Claim and the related Indemnifiable Amount and Offset Amount, may agree to defer such determination until resolution of the Claim with the third party.

     (f) Except with respect to a Claim the resolution of which is deferred pursuant to Section 7.3(e), if the Shareholder Representative and ICOA are unable to reach agreement with respect to the proper determination of the Claim and the related Indemnifiable Amount and Offset Amount within 60 calendar days after delivery by the Shareholder Representative of its response to the Offset Notice, then either ICOA or the Shareholder Representative may seek determination of the Indemnifiable Amount and Offset Amount pursuant to the Escrow Agreement.

     (g) Except with respect to a Claim the resolution of which is deferred pursuant to Section 7.3(e) or (f), the Escrow Agent shall, promptly after the Expiration Date, distribute to the Preferred Shareholders the shares held in Escrow

     7.4 No Right of Contribution. After the Closing, LinkSpot shall have no liability to indemnify ICOA or any Preferred Shareholder on account of the breach of any representation or warranty or the nonfulfillment of any covenant or agreement of LinkSpot; and no Preferred Shareholder shall have any right of contribution against LinkSpot (unless such claim for contribution relates to a Liability of LinkSpot existing at or arising after the Closing Date and the existence of such Liability does not breach any of LinkSpot's representations and warranties contained herein).

                                 ARTICLE VIII.
                                  MISCELLANEOUS

     8.1 Assignment; No Third Party Beneficiaries. Neither this Agreement nor any of the rights or obligations hereunder may be assigned by LinkSpot without the prior written consent of ICOA, or by ICOA or Merger Sub without the prior written consent of LinkSpot. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. Nothing herein expressed or implied shall give or be construed to give to any Person, other than the parties hereto and such successors and assigns and the Persons indemnified pursuant to Section 7.2 hereof, any legal or equitable rights hereunder.

     8.2 Notices. All notices, requests, demands and other communications which are required or may be given under this Agreement shall be in writing and shall be deemed to have been duly given when received if personally delivered; when transmitted if transmitted by telecopy; the day after it is sent, if sent for next day delivery to a domestic address by recognized overnight delivery service (e.g., Federal Express); and upon receipt, if sent by certified or registered mail, return receipt requested, as follows:

                           If to LinkSpot prior to Closing or to the Shareholder Representative after Closing:

                                    Alan S. Kobran
                                    22552 Hillside Circle
                                    Leesburg, Virginia 20175

                           With a copy (which shall not constitute notice) to:

                                    Steven M. Abramson
                                    Silver, Freedman & Taff, L.L.P.
                                    1700 Wisconsin Ave., N.W.
                                    Washington, D.C. 20007

                           If to ICOA, Merger Sub or, if after the Closing, to
                           LinkSpot:

                                    ICOA, Inc.
                                    Attn:  CEO
                                    111 Airport Road
                                    Warwick, RI 02889

                           With a copy (which shall not constitute notice) to:
                                    Steven M. Harris
                                    2860 Filbert Street
                                    San Francisco, CA 94123

or to such other place and with such other copies as either party may designate as to itself by written notice to the others.

     8.3 Choice of Law. This Agreement shall be construed, interpreted and the rights of the parties determined in accordance with the laws of the State of Rhode Island except with respect to matters of law concerning the internal corporate affairs of any corporate entity which is a party to or the subject of this Agreement, and as to those matters the law of the jurisdiction under which the respective entity derives its powers shall govern.

     8.4 Entire Agreement; Amendments and Waivers. This Agreement, together with all exhibits and schedules hereto, and the NDA (which the parties agree shall terminate on the Closing Date), constitute the entire agreement among the parties pertaining to the subject matter hereof and supersede all prior agreements, understandings, negotiations and discussions, whether oral or written, of the parties. No supplement, modification or waiver of this Agreement shall be binding unless executed in writing by the party to be bound thereby. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (whether or not similar), nor shall such waiver constitute a continuing waiver unless otherwise expressly provided.

     8.5   Counterparts.   This  Agreement  may  be  executed  in  one  or  more
counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     8.6 Invalidity. In the event that any one or more of the provisions contained in this Agreement or in any other instrument referred to herein, shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement or any other such instrument.

     8.7 Expenses. ICOA, LinkSpot and Merger Sub will each be liable for their own expenses incurred in connection with the negotiation, preparation, execution and performance of this Agreement and the transactions contemplated hereby. Notwithstanding the foregoing, ICOA, LinkSpot and Merger Sub agree that all expenses of LinkSpot in excess of $50,000 incurred in connection with the negotiation, preparation, execution and performance of this Agreement and the transactions contemplated hereby will be treated as an indemnifiable amount under Article VII, subject to the limitations set forth in Section 7.2.

     8.8 Publicity. Except as required by law or on advice of counsel, neither party shall issue any press release or make any public statement regarding the transactions contemplated hereby without the prior written approval of the other party, and the parties hereto shall issue a mutually acceptable press release as soon as practicable after the date hereof.

     8.9 Legends.

     (a) Each certificate representing the Immediate Shares shall be endorsed with a legend in substantially the following form: "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT") OR QUALIFIED UNDER ANY APPLICABLE STATE SECURITIES LAWS AND ARE "RESTRICTED SECURITIES" AS DEFINED UNDER RULE 144 PROMULGATED UNDER THE ACT. THE SECURITIES MAY NOT BE SOLD OR OFFERED FOR SALE OR OTHERWISE DISTRIBUTED EXCEPT (i) IN CONJUNCTION WITH AN EFFECTIVE REGISTRATION STATEMENT FOR THE SHARES UNDER THE ACT, (ii) IN COMPLIANCE WITH RULE 144 OR (iii) PURSUANT TO AN OPINION OF COUNSEL, SATISFACTORY TO ICOA, INC., THAT SUCH DISTRIBUTION OR COMPLIANCE IS NOT REQUIRED AS TO SAID SALE, OFFER OR DISTRIBUTION."

     (b) ICOA, at its discretion, may cause stop transfer orders to be placed with its transfer agent with respect to certificates representing the Immediate Shares bearing the foregoing legend.

     (c) Any legend endorsed on a certificate representing the Immediate Shares and the stop transfer instructions with respect to such shares shall be removed, and ICOA shall issue a certificate without such legend to the holder of such shares if (i) such shares are sold or otherwise disposed of pursuant to an effective registration statement under the Securities Act, (ii) the holder of such shares has met the requirements for transfer of Rule 144(k) of the Securities Act or (iii) the holder of such shares provides to ICOA an opinion of counsel, which shall be satisfactory to ICOA, that such sale, offer or distribution is otherwise exempt from registration under the Securities Act.

                  IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be duly executed on its behalf by its officer thereunto duly authorized, and, as to the corporate authorization of this agreement by ICOA, Merger Sub and LinkSpot, we so swear under penalties of perjury, as of the day and year first above written.


ICOA, INC.,
a Nevada corporation

By:  ____________________________     Attested by:______________________________
Richard Schiffmann                                Erwin Vahlsing, Jr., Secretary
President

ICOA PUBLIC SERVICES, INC.,
a Nevada corporation

By:  ____________________________     Attested by:______________________________
Richard Schiffmann                                Erwin Vahlsing, Jr., Secretary
President

LINKSPOT NETWORKS, INC.,
a Maryland corporation

By:  ___________________________      Attested by:______________________________
Alan Kobran                                       Mark Kaplan, Secretary
President

                                TABLE OF CONTENTS

                                                                            Page

ARTICLE I. DEFINITIONS.......................................................1
         1.1      Defined Terms..............................................1
         1.2      Other Defined Terms........................................6
         1.3      Interpretation Provisions..................................7
ARTICLE II. THE MERGER; CONVERSION OF SHARES.................................7
         2.1      Filings....................................................7
         2.2      Merger.....................................................8
         2.3      Directors and Officers.....................................8
         2.4      Conversion of Securities...................................8
         2.5      Immediate Consideration....................................9
         2.6      Exchange of Certificates...................................9
         2.7      Certificate Not Surrendered by Holders....................10
         2.8      No Transfers After the Effective Time.....................10
         2.9      Dissenting Shareholders...................................10
         2.10     Taking of Necessary Action; Further Action................10
         2.11     LinkSpot Securities.......................................11
ARTICLE III. REPRESENTATIONS AND WARRANTIES OF LINKSPOT.....................11
         3.1      Organization of LinkSpot..................................11
         3.2      Capitalization of LinkSpot................................11
         3.3      Hart-Scott-Rodino.........................................12
         3.4      Authorization.............................................13
         3.5      Officers and Directors....................................13
         3.6      Bank Accounts.............................................13
         3.7      Subsidiaries, Etc.........................................13
         3.8      Absence of Certain Changes or Events......................13
         3.9      Title to Assets...........................................15
         3.10     Sufficiency of Assets.....................................16
         3.11     Fixtures and Equipment....................................16
         3.12     Contracts.................................................16
         3.13     No Conflict or Violation; Consents........................17
         3.14     Permits...................................................18
         3.15     Financial Statements; Books and Records...................18
         3.16     Liabilities...............................................19
         3.17     Litigation................................................19
         3.18     Labor Matters.............................................19
         3.19     Employee Benefit Plans....................................20
         3.20     Transactions with Related Parties and Shareholders........22
         3.21     Compliance with Law.......................................23
         3.22     Intellectual Property.....................................23
         3.23     Tax Matters...............................................24
         3.24     Insurance.................................................26
         3.25     Accounts Receivable.......................................26
         3.26     Inventory.................................................26
         3.27     Purchase Commitments and Outstanding Bids.................26
         3.28     Payments..................................................27
         3.29     Customers, Suppliers and Competitors......................27
         3.30     Environmental Matters.....................................27
         3.31     Brokers; Transaction Costs................................28
         3.32     No Other Agreements to Sell LinkSpot or the Assets........28
         3.33     Material Misstatements or Omissions.......................29

ARTICLE IV. REPRESENTATIONS AND WARRANTIES OF ICOA AND MERGER SUB...........29
         4.1      Organization..............................................29
         4.2      Authorization.............................................29
         4.3      No Conflict or Violation; Consents. ......................30
         4.4      No Brokers................................................30
         4.5      Litigation................................................30
         4.6      ICOA Common Stock.........................................30
         4.7      SEC Documents.............................................30
         4.8      Compliance with Law.......................................31
         4.9      Liabilities...............................................31
ARTICLE V. [RESERVED].......................................................31
ARTICLE VI. ACTIONS BY LINKSPOT, ICOA AND MERGER SUB AFTER CLOSING..........31
         6.1      Books and Records; Tax Matters............................31
         6.2      Closing Delivery..........................................31
ARTICLE VII. SURVIVAL; INDEMNIFICATION......................................32
         7.1      Survival of Representations...............................32
         7.2      Indemnification...........................................32
         7.3      Offset....................................................34
         7.4      No Right of Contribution..................................35
ARTICLE VIII. MISCELLANEOUS.................................................35
         8.1      Assignment; No Third Party Beneficiaries..................35
         8.2      Notices...................................................35
         8.3      Choice of Law.............................................36
         8.4      Entire Agreement; Amendments and Waivers..................36
         8.5      Counterparts..............................................36
         8.6      Expenses..................................................36
         8.7      Publicity.................................................37
         8.8      Legends...................................................37

                                TABLE OF EXHIBITS


         Exhibit A                   Form of Employment Agreement
         Exhibit B                   Form of Offset Escrow Agreement
         Exhibit C                   Form of Registration Rights and Shareholder
                                     Agreement




                                    SCHEDULES

         1.1(a)                      LinkSpot Financial Statements
         2.3                         Directors and Officers of Surviving
                                     Corporation

                                     Richard Schiffmann - President and Director

                                     Erwin Vahlsing, Jr. - Vice President and
                                     Director

         3.1 - 3.31                  LinkSpot Disclosure Schedule